                                                                    EXHIBIT 10.1


                    ---------------------------------------
                          PURCHASE AND SALE AGREEMENT

                                    BETWEEN

                                   AT&T CORP.

                                      AND

                           AMERICAN TOWER CORPORATION
                    ---------------------------------------




                         DATED AS OF SEPTEMBER 10, 1999

                               TABLE OF CONTENTS
                               -----------------

                                   ARTICLE I

                                  Definitions


                                   ARTICLE II

                               Purchase and Sale

Section 2.1.    Purchase and Sale.........................................  21
Section 2.2.    Excluded Assets...........................................  21
Section 2.3.    Purchase Price............................................  21
Section 2.4.    As is, Where is...........................................  22
Section 2.5.    Closing Place and Date....................................  22
Section 2.6.    Initial Closing...........................................  23
Section 2.7.    Subsequent Closings.......................................  25
Section 2.8.    Prorating of Income and Expenses..........................  28
Section 2.9.    Nonassignable Contracts...................................  29
Section 2.10.   Substitution of Stock for Assets..........................  31
Section 2.11.   Earnest Money.............................................  33

                                  ARTICLE III

                          Procedures for Certain Sites

Section 3.1.    Identification of Restricted Sites........................  33
Section 3.2.    Seller's Rights to Resolve Restricted Sites...............  34
Section 3.3.    Cooperation...............................................  38
Section 3.4.    Arbitration...............................................  38
Section 3.5.    Closable Sites............................................  38
Section 3.6.    Special Zoning Sites......................................  39
Section 3.7.    Additional Section 3.1 Sites..............................  40
Section 3.8.    Casualty Sites............................................  40
Section 3.9.    Subsequent Transfer of Site to Buyer......................  42

                                   ARTICLE IV

                    Representations and Warranties of Seller

Section 4.1.    Incorporation; Authorization..............................  43
Section 4.2.    No Conflicts..............................................  44
Section 4.3.    Approvals, Other Authorizations, Consents, Reports, Etc. .  45
Section 4.4.    Property..................................................  45
Section 4.5.    Litigation; Orders........................................  46
Section 4.6.    Environmental Matters.....................................  47
Section 4.7.    Contracts.................................................  49
Section 4.8.    Brokers, Finders, Etc. ...................................  49
Section 4.9.    No Implied Representations................................  49

                                   ARTICLE V

                    Representations and Warranties of Buyer

Section 5.1.    Incorporation; Authorization..............................  50
Section 5.2.    No Conflicts..............................................  51
Section 5.3.    Approvals, Other Authorizations, Consents, Reports, Etc. .  52
Section 5.4.    Litigation; Orders........................................  52
Section 5.5.    Brokers, Finders, Etc. ...................................  52
Section 5.6.    Financial Capability......................................  53

                                   ARTICLE VI

                         Covenants of Seller and Buyer

Section 6.1.    Investigation of Business; Access to Properties
                and Records...............................................  53
Section 6.2.    Efforts to Close; Cooperation.............................  55
Section 6.3.    Further Assurances........................................  59
Section 6.4.    Conduct of Business.......................................  60
Section 6.5.    Public Announcements......................................  61
Section 6.6.    Non-Solicitation..........................................  61
Section 6.7.    Corporate Name............................................  62
Section 6.8.    Collateral Agreements.....................................  62
Section 6.9.    Actions by Buyer and Seller Subsidiaries..................  63
Section 6.10.   Environmental Matters.....................................  63
Section 6.11.   AWS Leases................................................  64
Section 6.12.   Title Insurance Commitments...............................  64
Section 6.13.   Other Documentation.......................................  67
Section 6.14.   Removal of Equipment......................................  68
Section 6.15.   Release of Seller Indebtedness............................  69
Section 6.16    Certain User Leases.......................................  69
Section 6.17    Insurance.................................................  70

                                  ARTICLE VII

                                  Tax Matters

Section 7.1.    Allocation of Transfer, Property and Other Taxes..........  71
Section 7.2.    Cooperation...............................................  73
Section 7.3.    Refunds and Carrybacks....................................  74
Section 7.4.    [intentionally omitted]...................................  74
Section 7.5.    Survival..................................................  74
Section 7.6.    Tax Claims................................................  74

                                  ARTICLE VIII

                   Conditions to Buyer's Obligation to Close

Section 8.1.    Representations, Warranties and Covenants of Seller.......  75
Section 8.2.    HSR Filings...............................................  76
Section 8.3.    No Injunction or Proceedings..............................  76
Section 8.4.    Collateral Agreements.....................................  77
Section 8.5.    Other Private Approvals and Governmental Approvals........  78
Section 8.6.    Other Closing Documents...................................  79
Section 8.7     Restricted Sites..........................................  79

                                   ARTICLE IX

                   Conditions to Seller's Obligation to Close

Section 9.1.    Representations, Warranties and Covenants of Buyer........  80
Section 9.2.    HSR Filings...............................................  81
Section 9.3.    No Injunction or Proceedings..............................  81
Section 9.4.    Collateral Agreements.....................................  82
Section 9.5.    Other Private Approvals and Governmental Approvals........  83
Section 9.6.    Other Closing Documents...................................  85
Section 9.7     Consent Amount............................................  85
Section 9.8     Restricted Sites..........................................  86

                                   ARTICLE X

                     Survival; Indemnification; Termination

Section 10.1.   Survival..................................................  86
Section 10.2.   Indemnification...........................................  87
Section 10.3.   Limitation of Liability...................................  88
Section 10.4.   Notice of Claims..........................................  90
Section 10.5.   Defense of Third Party Claims.............................  90
Section 10.6.   Exclusive Remedy..........................................  91
Section 10.7.   Termination...............................................  92
Section 10.8.   Post-Initial Closing Termination Rights...................  93
Section 10.9.   Effect of Termination.....................................  93
Section 10.10.  Applicability to Article VII..............................  94

                                   ARTICLE XI

                                 Miscellaneous

Section 11.1.   Counterparts..............................................  94
Section 11.2.   Governing Law.............................................  94
Section 11.3.   Entire Agreement..........................................  95
Section 11.4.   Expenses..................................................  95
Section 11.5.   Notices...................................................  95
Section 11.6.   Assignment; Successors and Assigns;
                Third-Party Beneficiaries.................................  97
Section 11.7.   Headings; Definitions.....................................  98
Section 11.8.   Amendments and Waivers....................................  98
Section 11.9.   Time of Essence...........................................  99
Section 11.10.  Interpretation............................................  99
Section 11.11.  Specific Performance...................................... 100
Section 11.12.  Mutual Drafting........................................... 100
Section 11.13.  Limitation of Liability................................... 100
Section 11.14.  Dispute Resolution........................................ 101

Schedules
---------

Schedule 1  Equipment
Schedule 2  Excluded Assets
Schedule 3  Excluded Equipment
Schedule 4  Tower Items
Schedule 5  Applicable Purchase Price

Exhibits
--------

Exhibit A   Schedule of Owned Sites
Exhibit B   Schedule of Ground Leased Sites
Exhibit C   Schedule of Leased/Licensed Sites
Exhibit D   Form of Master AT&T Lease Agreement
Exhibit E   Form of Master AWS Lease Agreement
Exhibit F   Form of Ancillary Lease Agreement
Exhibit G   Form of Ground Lease Agreement
Exhibit H   Form of Transition Services Agreement
Exhibit I   Form of Build-to-Suit Agreement
Exhibit J   Form of Guaranty Agreement
Exhibit K   Form of Bill of Sale and General Assignment and Assumption Agreement
Exhibit L   Forms of Deeds
Exhibit M   Terms of Master Operating Agreement
Exhibit N   Master AT&T Lease Agreement Sites
Exhibit O   Master AWS Lease Agreement Sites
Exhibit P   Ancillary Lease Agreement Sites

Disclosure Schedules
--------------------
Seller Disclosure Schedule
Buyer Disclosure Schedule

                          PURCHASE AND SALE AGREEMENT

          PURCHASE AND SALE AGREEMENT (this "Agreement"), dated as of September
                                             ---------
10, 1999, between AMERICAN TOWER CORPORATION, a Delaware corporation ("Buyer"),
                                                                       -----
and AT&T CORP., a New York corporation ("Seller").
                                         ------

          WHEREAS, Seller (including through its Subsidiaries) operates throughout the continental United States the Sites which include Towers and related Equipment and, in some cases, Buildings, and Seller either owns, leases or otherwise occupies or uses the tracts of land on which such Towers are located, all such Sites being described in Exhibit A (Owned Sites), Exhibit B
                                           ---------                ---------
(Ground Leased Sites) and Exhibit C (Leased/Licensed Sites) attached hereto;
                          ---------

          WHEREAS, Buyer through its Subsidiaries is engaged in the business of owning, operating, constructing, leasing and managing throughout the continental United States communications sites on which communications towers and related equipment and buildings are located;

          WHEREAS, subject to the terms and conditions set forth herein, Seller desires to sell, or cause its Subsidiaries to sell, all of Seller's and its Subsidiaries' interest in the Sites described herein, and Buyer desires to purchase such Sites for the consideration hereinafter set forth, including the assumption of related liabilities;

          WHEREAS, as a condition to, and simultaneously with, the Initial Closing, Seller and American Tower, L.P., a Delaware limited partnership wholly owned by Buyer ("Buyer LP"), shall enter into the Master AT&T Lease Agreement
                 --------
and the Master AWS Lease Agreement, pursuant to which Buyer LP will lease to Seller or its Subsidiaries, and Seller or its Subsidiaries will lease back from Buyer LP, space at the Sites identified in Exhibits N and O attached hereto,
                                           ----------     -
respectively, for microwave and/or wireless radio transmission use;

          WHEREAS, as a condition to, and simultaneously with, the Initial Closing, Seller and Buyer LP shall enter into one or more Ancillary Lease Agreements, pursuant to which Buyer LP will lease to Seller or its Subsidiaries, and Seller or its Subsidiaries will lease back from Buyer LP, space at the Sites identified in Exhibit P attached hereto for storage and location of Excluded
              ---------
Equipment, for parking and for other uses unrelated to the uses contemplated by the Master Lease Agreements;

          WHEREAS, as a condition to, and simultaneously with, the Initial Closing, Seller and Buyer LP shall enter into one or more Ground Lease Agreements, pursuant to which Seller or its Subsidiaries will lease (rather than sell) to Buyer LP, and Buyer LP will lease (rather than purchase) from Seller or its Subsidiaries, the Ground Leased Land identified in Exhibit B attached
                                                       ---------
hereto;

          WHEREAS, as a condition to, and simultaneously with, the Initial Closing, Seller and Buyer shall enter into the Transition Services Agreement, pursuant to which Seller shall provide to Buyer (or its Affiliates), and Buyer (or its Affiliates) shall receive from Seller, certain transition services for an interim period following the Initial Closing;

          WHEREAS, as a condition to, and simultaneously with, the Initial Closing, Seller and Buyer LP shall enter into the Build-to-Suit Agreement, pursuant to which Buyer LP shall develop and construct 1,000 towers on behalf of Seller or its Subsidiaries over a five-year period; and

          WHEREAS, as a condition to, and simultaneously with, the Initial Closing, Seller and Buyer shall enter into the Guaranty Agreement, pursuant to which Buyer shall guarantee all of the obligations of Buyer LP (or any other Subsidiary of Buyer) under each of the Collateral Agreements to which Buyer LP (or such other Subsidiary) is a party.

          NOW THEREFORE, in consideration of the foregoing and the representations, warranties, and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I

                                  Definitions
                                  -----------

          As used in this Agreement the following terms shall have the following respective meanings:

          "Affiliate" (and, with a correlative meaning, "Affiliated") shall
           ---------                                     ----------
mean, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person. As used in this definition, "control"
                                                                      -------
(including, with correlative meanings, "controlled by" and "under common control
                                        -------------       --------------------
with") shall mean possession, directly or indirectly, of the power to direct or
----
cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

          "Agreement" shall have the meaning set forth in the preamble hereto,
           ---------
and shall include, except where the context otherwise requires, all Schedules and Exhibits hereto.

          "Ancillary Lease Agreement" shall mean the ancillary lease agreement
           -------------------------
between Buyer LP, as lessor, and Seller or its Subsidiaries, as lessee, in the form attached hereto as Exhibit F.
                        ---------

          "Antitrust Laws" shall mean the HSR Act or any other antitrust,
           --------------
competition or trade regulatory Laws.

          "Applicable Purchase Price" shall mean, with respect to each Closing,
           -------------------------
the purchase price to be paid by Buyer to Seller for (a) the Owned Sites being transferred to Buyer at such Closing, (b) the Ground Leased Sites being transferred to Buyer at such Closing, and (c) the Leased/Licensed Sites being transferred to Buyer at such Closing, the Applicable Purchase Price of each Site being determined in accordance with Schedule 5 attached hereto.
                                    ----------

          "Arbitration Rules" shall have the meaning set forth in Section
           -----------------
11.14(c).

          "Assumed Liabilities" shall mean all Liabilities, whenever arising,
           -------------------
and whether existing or related to periods ending before, on or after any Closing Date, in each case, related to, or arising in connection with the operation, ownership, use or occupancy of, any Site transferred to Buyer pursuant to this Agreement or with respect to which Buyer and Seller enter into the Master Operating Agreement, other than Excluded Liabilities and other than matters with respect to which Buyer is or its Affiliates are indemnified by Seller pursuant to the Master Lease Agreements, the Ancillary Lease Agreement, the Ground Lease Agreement, the Transition Services Agreement, the Master Operating Agreement, if any, and the reservation of easements contained in the Deeds. Without limiting the generality of the foregoing, Assumed Liabilities shall include, without limitation, all Liabilities of Seller or any of its Affiliates under or related to each Lease/License, User Lease (or in the case of User Leases bifurcated pursuant to Section 6.16 of this Agreement, the lease under which Buyer or Buyer LP is landlord) and Related Contract.

          "Authorization" shall have the meaning set forth in Section 3.1.
           -------------

          "Basket" shall mean an amount equal to $750,000.
           ------

          "Buildings" shall mean, with respect to a Site, those structures and
           ---------
facilities, if any, located upon the Owned Land or Leased/Licensed Land, or, solely in the event of a cure pursuant to Section 3.2(b)(ii), Ground Leased Land, as applicable.

          "Build-to-Suit Agreement" shall mean the Build-to-Suit Services
           -----------------------
Agreement between Buyer LP and AT&T Wireless Services, Inc. in the form set forth in Exhibit I.

          "Buyer" shall have the meaning set forth in the preamble hereto.
           -----

          "Buyer Disclosure Schedule" shall mean the disclosure schedule
           -------------------------
delivered by Buyer to Seller simultaneously with the execution and delivery of this Agreement.

          "Buyer Indemnified Parties" shall have the meaning set forth in
           -------------------------
Section 10.2(a).

          "Buyer LP" shall have the meanings set forth in the recitals hereto.
           --------

          "Cap" shall mean an amount equal to $18 million, as such amount may be
           ---
reduced in accordance with Schedule 5 attached hereto.
                           ----------

          "Casualty Site" shall mean a Site with respect to which a Force
           -------------
Majeure event or occurrence in the nature of a casualty typically insured against through casualty insurance (excluding ordinary course deterioration or ordinary wear and tear) has occurred following the date hereof, which event or occurrence rendered such Tower unusable as a communications tower and would cost over $25,000 to bring the condition of such Tower to its condition immediately prior to such event or occurrence.

          "Closable Site" shall have the meaning set forth in Section 3.5(a).
           -------------

          "Closing" shall have the meaning set forth in Section 2.5.
           -------

          "Closing Date" shall mean the date on which a Closing occurs.
           ------------

          "Code" shall mean the Internal Revenue Code of 1986, as amended.
           ----

          "Collateral Agreements" shall mean the Master Lease Agreements, the
           ---------------------
Ancillary Lease Agreement, the Ground Lease Agreement, the Transition Services Agreement, the Build-to-Suit Agreement, the Guaranty Agreement and, if entered into, any other agreements contemplated by Section 3.2.

          "Communications Tower" shall have the meaning set forth in Section
           --------------------
2.6(b)(iii).

          "Confidentiality Agreement" shall mean the confidentiality agreement,
           -------------------------
dated November 11, 1998, between Seller and Buyer.

          "Consent Amount" shall mean the sum of the actual costs, fees and
           --------------
penalties, and of the actual costs of any conditions or requirements, described in Sections 9.3(c) and 9.5(c) (whether or not such costs are in excess of the Applicable Purchase Price related to any Site) (other than any such costs not expected to be incurred because of the exclusion of a Site pursuant to Section 9.3(c) or 9.5(c)).

          "Controlling Party" shall have the meaning set forth in Section 7.6.
           -----------------

          "CPR" shall have the meaning set forth in Section 11.14(b).
           ---

          "CSFB" shall mean Credit Suisse First Boston Corporation.
           ----

          "Deeds" shall mean quitclaim deeds, except that with respect to Sites
           -----
located in those states (if any) in which title insurance is not obtainable unless the deed of conveyance to the insured is a special or limited warranty deed (containing warranties against the grantor's acts), the term "Deeds" shall mean special or limited warranty deeds, in each case, in the forms attached hereto as Exhibit L (subject in each case to any modifications required to
          ---------
comply with local recording requirements or required by the Title Company as to the form of the Deed in order to comply with local requirements provided that such requirements do not increase Seller's warranties or potential exposure under the Deed and do not otherwise adversely affect Seller), in each case with reservation therein of certain easements, options and other rights for Seller's benefit and exclusion therefrom of certain improvements as provided in Exhibit L
                                                                       ---------
or Schedule 2 attached hereto.
   ----------

          "Disputes" shall have the meaning set forth in Section 11.14.
           --------

          "Earnest Money" shall mean a deposit in the amount of $3 million.
           -------------

          "Environmental Law" shall mean any Law applicable to the management,
           -----------------
generation, storage, disposal, transportation, Release, recycling, treatment, and other handling of, Hazardous Substances, the investigation, removal, remediation or other clean-up or corrective action for Hazardous Substances, the protection of persons, natural resources or the environment with respect to Hazardous Substances, or other activities involving Hazardous Substances, including, without limitation (each of the following, as amended), the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 USC (S)9601, et seq., the Resource Conservation and Recovery Act, 42 USC
(S)6901, et seq., the Clean Air Act, 42 USC (S)7401, et seq., the Clean Water Act, 33 USC (S)1251, et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 USC (S)136, et seq., the Toxic Substances Control Act, 15 USC (S)2601, the Endangered Species Act of 1973, 16 USC (S)1531, et seq., the Surface Mining Control and Reclamation Act, 30 USC (S)1201, et seq., the Oil Pollution Act of 1990, 33 USC (S)2701, et seq., the Emergency Planning and Community Right-to-Know Act, 42 USC (S)11001, et seq., the Pollution Prevention Act of 1990, 42 USC
(S)13101, et seq., the Coastal Zone Management Act, 16 USC (S)1451, et seq., the Atomic Energy Act of 1954, 42 USC (S)2014, et seq., the Safe Drinking Water Act, 42 USC (S)300f, et seq., and the Hazardous Materials Transportation Act, 49 USC
(S)1802, et seq., or any other similar federal, state or local Law. Zoning Laws are not Environmental Laws.

          "Environmental Permits" shall mean all Governmental Approvals required
           ---------------------
for the operation of the Sites under applicable Environmental Law.

          "Equipment" shall mean all physical assets (other than real property
           ---------
and interests therein), located at the relevant Site on or in, or attached to, Owned Land, Leased/Licensed Land, Buildings or Towers transferred to Buyer or its Subsidiaries pursuant to this Agreement or on any Ground Leased Land, and includes, without limitation, to the extent existing at a Site on the relevant Closing Date for such Site, all of the items listed on Schedule 1 attached
                                                       ----------
hereto. With respect to any item of or interest in real property included in any Site, any fixture attached to that real property is "Equipment" related
                                                         ---------
thereto.  "Equipment" does not include any intellectual property or intangible
           ---------
rights.

          "Exception" shall have the meaning set forth in Section 3.1.
           ---------

          "Excluded Assets" shall mean the following:
           ---------------
          (a)  all Excluded Equipment;
          (b)  any of Seller's or its Subsidiaries' right, title or interest in or to the Ground Leased Land (other than any leasehold or other interest therein granted to Buyer LP under the Ground Lease Agreements) and the tracts of land adjacent to the Ground Leased Land together with any buildings, improvements, equipment or other property on such adjacent land;
          (c) the permanent exclusive and non-exclusive easements and improvements described in Schedule 2 attached hereto, which easements and
                          ----------
improvements shall be reserved in the Deeds;
          (d) any and all licenses granted by the Federal Communications Commission to Seller or any of its Subsidiaries; and
          (e)  any assets listed in Schedule 2 attached hereto.
                                    ----------

          "Excluded Equipment" shall mean (i) any of Seller's or its
           ------------------
Subsidiaries' right, title or interest in or to any Equipment located at any Site that is identified in Exhibits N and O, respectively, which is actively
                           ----------------
used by Seller or any of its Affiliates in the conduct of telecommunications businesses at or immediately prior to the relevant Closing Date (including, without limitation, transmission Equipment located on any Tower and any Equipment which supports such transmission Equipment, whether located on land or on any Tower or in any Building), except for Towers, Buildings and any such Equipment actively used by Seller or such Affiliate solely in connection with the operation or maintenance of Towers (and not in connection with any of Seller's or its Affiliates' other businesses or as support for Seller's or its Affiliates' actively used transmission Equipment on Towers), and (ii) any Equipment belonging to third parties, including tenants under User Leases or relating to AT&T tariff services. Notwithstanding the foregoing, all of the Equipment, if existing at the applicable Closing Date, listed on Schedule 3, and
                                                                 ----------
all Equipment, if existing at the applicable Closing Date, at or on the Sites that immediately prior to such Closing is leased to Seller or any Affiliate thereof under any master lease or similar contract (which contract is not transferred to Buyer hereunder), is Excluded Equipment.

          "Excluded Liabilities" means all (i) Liabilities of Seller or any of
           --------------------
its Affiliates to, or primarily related to, its or their employees in their capacity as such, (ii) Liabilities of Seller or any of its Affiliates primarily related to Excluded Assets, and (iii) all Excluded Taxes.

          "Excluded Site" shall have the meaning set forth in Section 3.2(a).
           -------------

          "Excluded Taxes" means (a) any Nonincome Taxes arising from or
           --------------
attributable to the Sites for any Pre-Closing Tax Period, and (b) any Income Taxes of Seller or any of its Affiliates for any period.

          "Existing AWS Leases" shall have the meaning set forth in Section
           -------------------
6.11.
          "Federal Arbitration Act" or "FAA" shall have the meaning set forth in
           -----------------------      ---
Section 11.14(d).

          "Final Closing" shall have the meaning set forth in Section 2.7(b).
           -------------

          "Final Termination Date" shall have the meaning set forth in Section
           ----------------------
10.8

          "Force Majeure" shall mean any act of God, including, without
           -------------
limitation, earthquake, hurricane, flood, tornado or fire.

          "General Assignment and Assumption Agreement" shall mean a bill of
           -------------------------------------------
sale, general assignment and assumption agreement in the form attached hereto as Exhibit K.
---------

          "Governmental Antitrust Authority" shall mean the Antitrust Division
           --------------------------------
of the United States Department of Justice, the United States Federal Trade Commission and any state attorney general.

          "Governmental Approvals" shall mean all licenses, permits, franchises,
           ----------------------
certifications, waivers, variances, registrations, consents, approvals, qualifications and other authorizations to, from or with any Governmental Authority, other than any of the foregoing related to Zoning Laws.

          "Governmental Authority" shall mean any federal, state or local court,
           ----------------------
arbitral tribunal, administrative agency, board, commission or other judicial, administrative or regulatory body, instrumentality or authority.

          "Ground Lease Agreement" shall mean the ground lease agreement between
           ----------------------
Seller or its Subsidiaries, as lessor, and Buyer LP, as lessee, in the form attached hereto as Exhibit G.
                   ---------

          "Ground Leased Land" shall mean a portion (as described in Exhibit B)
           ------------------                                        ---------
of the tracts of land on which Towers are located that are identified in Exhibit
                                                                         -------
B attached hereto, which land is contemplated to be leased by Seller or one of
-
its Subsidiaries to Buyer or one of its Subsidiaries pursuant to the Ground Lease Agreement.

          "Ground Leased Sites" shall mean the Ground Leased Land and the Towers
           -------------------
located thereon, together with the related Equipment, User Leases, Related Contracts and Tower Related Assets, and, solely in the case of a cure pursuant to Section 3.2(b)(ii), Buildings, in each case excluding the Excluded Assets. Notwithstanding the foregoing, for purposes of determining the assets to be transferred to Buyer hereunder (i.e., the definition of "Portfolio," but only as
                                ----
used in Sections 2.1 and 2.5, and the definition of "Sites," but only as used in Sections 2.6(b) and 2.7(b)), Ground Leased Sites shall exclude any interest in the Ground Leased Land other than the leasehold interest created by the Ground Lease Agreement.

          "Guaranty Agreement" shall mean the guarantee agreement between Buyer
           ------------------
and Seller in the form attached hereto as Exhibit J.
                                          ---------

          "Hazardous Substance" shall mean any substance that is deemed by any
           -------------------
Environmental Law to be "hazardous," "toxic," a "contaminant" or "waste" or is otherwise regulated by an Environmental Law, including, without limitation, asbestos and petroleum products and by-products.

          "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act
           -------
of 1976, as amended.

          "Income Tax" shall mean any franchise Tax and any Tax based on or
           ----------
measured by income or profits.

          "Indebtedness" shall have the meaning set forth in Section 6.15.
           ------------

          "Indemnity Period" shall have the meaning set forth in Section 10.1.
           ----------------

          "Initial Closing" shall mean the first Closing to occur under this
           ---------------
Agreement.

          "Initial Closing Date" shall mean the time at and date on which the
           --------------------
Initial Closing occurs.

          "Initial Closing Purchase Price" shall have the meaning set forth in
           ------------------------------
Schedule 5.
----------

          "Insurable Sites" shall have the meaning set forth in Section 6.12.
           ---------------

          "Joe Butte Site" shall have the meaning set forth in Section 6.16.
           --------------

          "Law" shall mean any domestic federal, state, or local law, statute,
           ---
code, ordinance, rule, regulation, Order or other requirement of a Governmental Authority.

          "Leased/Licensed Land" shall mean the tracts of land on which Towers
           --------------------
are located, which tracts are leased or otherwise occupied or used by Seller pursuant to Lease/Licenses.

          "Leased/Licensed Sites" shall mean the Towers located on the
           ---------------------
Leased/Licensed Land, together with the related Buildings, Equipment and Lease/Licenses, and together with the related User Leases, Related Contracts and Tower Related Assets, in each case, excluding the Excluded Assets.

          "Lease/License" shall mean any lease, license, permit or other
           -------------
agreement identified in Exhibit C pursuant to which Seller leases or utilizes Leased/Licensed Land.

          "Liabilities" shall mean any and all debts, liabilities, commitments,
           -----------
claims, allegations, demands and obligations, whether fixed, contingent or absolute, matured or unmatured, liquidated or unliquidated, accrued or not accrued, known or unknown, whenever or however arising (including, without limitation, whether arising out of any contract or tort based on negligence or strict liability) and whether or not the same would be required by generally accepted accounting principles to be reflected in financial statements or disclosed in the notes thereto.

          "Lien" shall mean any adverse claim, restriction on voting or transfer
           ----
or pledge, lien, mortgage, hypothecation, collateral assignment, charge, encumbrance, easement, covenant, restriction, title defect, encroachment or other security interest of any kind, or any restriction on voting, transfer or any of the foregoing.

          "Loss and Expense" shall have the meaning set forth in Section
           ----------------
10.2(a).

          "Master AT&T Lease Agreement" shall mean the master lease agreement
           ---------------------------
between Buyer LP, as lessor, and Seller or its Subsidiaries, as lessee, in the form attached hereto as Exhibit D.
                        ---------

          "Master AWS Lease Agreement" shall mean, as applicable, the amendment
           --------------------------
to the Master Tower Space Reservation and License Agreement, by and between Buyer LP and its Affiliates, as lessor, and AT&T Wireless Services, Inc. and its Affiliates, as lessee, dated March 29, 1999, in the form attached hereto as Exhibit E, or such Master Tower Space Reservation and License Agreement as so
---------
amended.

          "Master Lease Agreements" shall mean the Master AT&T Lease Agreement
           -----------------------
and the Master AWS Lease Agreement.

          "Master Operating Agreement" shall mean the master operating agreement
           --------------------------
that may be entered into between Seller and Buyer pursuant to Section 3.2(b)(iv) hereof containing the terms attached hereto as Exhibit M.
                                               ---------
          "Material Adverse Effect" shall mean, (a) with respect to any entity,
           -----------------------
such state of facts, events, circumstances, change or effect as has had, or would reasonably be expected to have, a material adverse effect on the business, results of operations or financial condition of such entity (together with its Subsidiaries, taken as a whole), or on the ability of such entity to consummate the transactions contemplated hereby or to perform in all material respects the obligations under this Agreement or any of the Collateral Agreements to which it is or will be a party, and (b) with respect to the Portfolio, such state of facts, events, circumstances, change or effect as has had, or would reasonably be expected to have, a material adverse effect on the ability to use the Portfolio in substantially the same manner as the Portfolio is currently being used, in each case, other than as a result of or arising out of Force Majeure, changes in law or an industry-wide economic downturn. Notwithstanding the limitations of or qualifications concerning materiality (including references to "Material Adverse Effect") in any individual definition set forth in this Article I or in any individual representation or warranty set forth in Article IV or Article V, if, in the aggregate, breaches of representations and warranties set forth in Article IV or
Article V, as the case may be, without giving effect to such limitations or qualifications, would constitute a "Material Adverse Effect," such breaches, in the aggregate, shall constitute a "Material Adverse Effect" for purposes of this Agreement.

          "Model Procedures" shall have the meaning set forth in Section
           ----------------
11.14(b).

          "Names" shall mean, collectively, all names, marks, trade names and
           -----
trademarks.

          "Non-Controlling Party" shall have the meaning set forth in Section
           ---------------------
7.6.

          "Nonincome Tax" shall mean any Tax other than an Income Tax.
           -------------

          "Notice of Dispute" shall have the meaning set forth in Section 3.4.
           -----------------

          "Operated Site" shall have the meaning set forth in Section
           -------------
3.2(b)(iv).

          "Order" shall mean an administrative, judicial, or regulatory
           -----
injunction, order, decree, judgment, sanction, award or writ of any nature of any Governmental Authority of competent jurisdiction.

          "Outparcels" shall have the meaning set forth in the definition of
           ----------
Owned Land.

          "Owned Land" shall mean the tracts of land on which Towers are located
           ----------
that are owned by Seller or its Subsidiaries and described in Exhibit A attached
                                                              ---------
hereto (such description including a reference to the deed book and page number where the deed pursuant to which Seller acquired its interest in such tracts of land is recorded), it being acknowledged that certain portions of such tracts of land may have been transferred or otherwise disposed of subsequent to Seller's acquisition thereof but prior to the date hereof (except for immaterial conveyances and material conveyances approved by Buyer, such approval not to be unreasonably withheld) (such portions of such tracts of land, the "Outparcels"),
                                                                   ----------
and that such Outparcels shall not constitute "Owned Land."

          "Owned Sites" shall mean the Towers located on the Owned Land,
           -----------
together with the related Owned Land and the Buildings and Equipment located on the Owned Land, together with the related User Leases, Related Contracts and Tower Related Assets, in each case excluding the Excluded Assets.

          "Permitted Encumbrances" shall mean, collectively:  (a) liens in
           ----------------------
respect of Property Taxes or other Taxes that are not yet due; general utility, roadway and other easements, rights of way or other Liens typical of similar properties; riparian rights of neighboring owners; rights of Persons leasing, licensing or otherwise occupying space on any Tower or otherwise utilizing any Tower pursuant to any User Lease; agricultural leases; mining or mineral rights, title or interests of third parties; terms and provisions of any applicable Lease/License, User Lease, Ground Lease, Ancillary Lease, Related Contract or Collateral Agreement; zoning laws and other legal restrictions or impositions; Seller's right, title or interest in or to the Excluded Assets, including without limitation the easements and other rights reserved in the Deeds pursuant to this Agreement; the matters set forth in Sections 1 or 3.1 of the Seller Disclosure Schedule; and (b) other Liens or matters which, individually or in the aggregate, together with other Liens or matters described in this clause (b), would not reasonably be expected to have a Material Adverse Effect on the Portfolio.

          "Person" shall mean an individual, a corporation, a limited liability
           ------
company, a partnership, an association, a trust or any other entity or organization, including a Governmental Authority.

          "Portfolio" shall mean all of the Sites to be transferred to Buyer
           ---------
pursuant to this Agreement (including any Sites with respect to which Buyer and Seller enter into the Master Operating Agreement, but excluding any Excluded Sites and any Strategic Sites), taken together as a whole.

          "Post-Closing Tax Period" shall mean any taxable period (or portion
           -----------------------
thereof) beginning after the applicable Closing Date.

          "Pre-Closing Tax Period" shall means any taxable period (or portion
           ----------------------
thereof) ending on or before the applicable Closing Date.

          "Private Approvals" shall mean all licenses, permits, franchises,
           -----------------
certifications, waivers, variances, registrations, consents, approvals, qualifications, filings, applications, notices and other authorizations to, from or with any Person other than a Governmental Authority.

          "Property Taxes" shall mean all real property Taxes, personal property
           --------------
Taxes and similar ad valorem Taxes.

          "Related Contract" shall mean an agreement, other than a Lease/License
           ----------------
or User Lease, between Seller or an Affiliate of Seller, on the one hand, and a third party not Affiliated with Seller, on the other hand, pursuant to which a third party provides goods or services to, or which otherwise relates to, a Site (e.g., a maintenance agreement).

          "Release" shall mean any releasing, spilling, leaking, discharging,
           -------
disposing, pumping, pouring, emitting, emptying, injecting, leaching, dumping or allowing to escape, of any Hazardous Substance.

          "Remediation" shall mean "remediation" as defined in any Environmental
           -----------
Law and shall include, without limitation, investigation, removal, remediation or other clean-up or corrective action required under any Environmental Law for Hazardous Substances.

          "Removable Equipment" shall have the definition ascribed thereto in
           -------------------
the Master AT&T Lease Agreement, except that the reference to "Premises" shall be replaced by a reference to "Site."

          "Restricted Site" shall have the meaning set forth in Section 3.2.
           ---------------

          "Section 2.6(b)(ii) Sites" shall have the meaning set forth in Section
           ------------------------
2.6(b)(ii).

          "Section 338 Forms" shall have the meaning set forth in Section 2.10.
           -----------------

          "Seller" shall have the meaning set forth in the preamble hereto.
           ------

          "Seller Disclosure Schedule" shall mean the disclosure schedule
           --------------------------
delivered by Seller to Buyer simultaneously with the execution and delivery of this Agreement.

          "Seller Indemnified Parties" shall have the meaning set forth in
           --------------------------
Section 10.2(b).

          "Seller Representatives" shall mean Raymond Liguori and Kevin Kilroy
           ----------------------
and such additional or substitute representatives of Seller as Seller shall designate in writing to Buyer.

          "Site" shall mean, an Owned Site, a Ground Leased Site or a
           ----
Leased/Licensed Site.

          "Special Subsidiary" shall have the meaning set forth in Section 2.10.
           ------------------

          "Special Zoning Site" shall mean a Site that (i) received a zoning
           -------------------
variance which permits its current use as a result of Seller's status as a public utility or common carrier, (ii) would lose such variance if such Site were to be transferred to Buyer in the manner contemplated by this Agreement, and (iii) would not lose such variance if such Site were retained by Seller and managed by Buyer in accordance with the terms of the Master Operating Agreement.

          "Strategic Sites" shall have the meaning set forth in Section
           ---------------
2.6(b)(iii).

          "Subsidiary" of a Person shall mean any corporation or other Person
           ----------
more than 50% of whose outstanding voting securities or other equity interests are directly or indirectly owned by the first Person.

          "Tax" shall mean all forms of taxation, whenever created or imposed,
           ---
whether imposed by a local, municipal, state, foreign, Federal or other Governmental Authority, and, without limiting the generality of the foregoing, shall include any income, gross receipts, ad valorem, excise, value-added, sales, use, transfer, franchise, license, stamp, occupation, withholding, employment, payroll, property or environmental tax, levy, charge, assessment, fee or premium, together with any interest, penalty, addition to tax or additional amount imposed by a Governmental Authority.

          "Tax Claim" shall mean a third party claim that includes or could
           ---------
reasonably be expected to include both a claim for Taxes that are Excluded Taxes and a claim for Taxes that are not Excluded Taxes if such claim for Taxes that are Excluded Taxes is not separable from such claim for Taxes that are not Excluded Taxes.

          "Tax Purposes" shall mean the filing of any Tax Return, the making of
           ------------
any election relating to Taxes, the preparation for any audit by any Taxing Authority, and the prosecution or defense of any claim, suit or proceeding relating to any Tax.

          "Tax Return" shall mean any return, report, statement, schedule or
           ----------
other document required to be filed with any Taxing Authority.

          "Taxing Authority" shall mean any Governmental Authority exercising
           ----------------
any authority to impose, regulate or administer the imposition of Taxes.

          "Title Commitments" shall have the meaning set forth in Section 6.12.
           -----------------

          "Title Company" shall mean LandAmerica Financial Group.
           -------------

          "Title Defects" shall have the meaning set forth in Section 6.12.
           -------------

          "Title Policies" shall have the meaning set forth in Section 6.12.
           --------------

          "to Buyer's knowledge" and words or phrases of similar import shall
           --------------------
mean the actual knowledge of Buyer's officers set forth in Section 1 of the Buyer Disclosure Schedule, after the reasonable investigation described in such
Section 1.

          "to Seller's knowledge" and words or phrases of similar import shall
           ---------------------
mean the actual knowledge of Seller's officers set forth in Section 2 of the Seller Disclosure Schedule, after the reasonable investigation described in such
Section 2.

          "Total Purchase Price" shall mean $260 million, as such amount may be
           --------------------
adjusted pursuant to Section 2.6(b)(iii), 3.2(a), 3.2(b)(iv), 3.6, 3.8(a), 8.3
or 9.3 (in each case, in accordance with Schedule 5 hereto).

          "Tower Related Assets" shall mean, with respect to each Tower, and to
           --------------------
the extent existing on or with respect to such Tower at the relevant Closing Date, (a) the security deposits (if any) from tenants under the User Leases related to such Tower, (b) to the extent transferable, all rights to any warranties held by Seller or any of its Affiliates with respect to such Tower (or the related Site), (c) to the extent transferable, all rights under any Governmental Approvals held exclusively with respect to the ownership or operation of such Tower (and of the related Site if such Site is an Owned Site), and that are not used by Seller or any of its Affiliates in any other part of its business and operations, (d) to the extent transferable, a sublicense or other right to use any Governmental Approvals not held exclusively with respect to, but held in part for the benefit of, the ownership or operation of such Tower (and of the related Site if such Site is an Owned Site), (e) copies of, or extracts from, all current files and records of Seller or any of its Affiliates solely related to the ownership, occupancy or leasing of such Tower (and of the related Site if such Site is an Owned Site), or, to the extent not so solely related, appropriate extracts thereof, (f) any condemnation or eminent domain proceeds received after the date hereof with respect to a taking of such Tower (or the related Site if such Site is an Owned
Site), and (g) any assets identified on Schedule 4 attached hereto. "Tower
                                        ----------
Related Assets" does not include any intellectual property or intangible rights.

          "Towers" shall mean the microwave communications towers on the Sites
           ------
located at the property identified on Exhibits A, B and C attached hereto,
                                      ----------  -     -
whether or not currently being used.

          "Transfer Taxes" shall mean, collectively, all excise, sales, use,
           --------------
value added, registration, stamp, recording, documentary, conveyancing, franchise, transfer, gains and similar Taxes.

          "Transition Services Agreement" shall mean the transition services
           -----------------------------
agreement between Buyer, on the one hand, and Seller or its Subsidiaries, on the other hand, in the form attached hereto as Exhibit H.
                                           ---------

          "User Lease" shall mean an agreement between Seller or an Affiliate of
           ----------
Seller, on the one hand, and a third party not Affiliated with Seller, on the other hand, pursuant to which Seller or such Affiliate rents to such third party space on a Tower and/or in a Building.

          "Zoning Laws" shall mean any zoning, land use or similar Laws,
           -----------
including, without limitation, Laws relating to the use or occupancy of any property, building codes, zoning ordinances and land use regulations.


                                   ARTICLE II

                               Purchase and Sale
                               -----------------



     Section 2.1.  Purchase and Sale.  Except as otherwise provided herein,
                   -----------------
subject to and upon the terms and conditions set forth in this Agreement, at one or more Closings, Seller will sell, convey, assign, transfer and deliver, or cause its Subsidiaries to sell, convey, assign, transfer and deliver, to Buyer, and Buyer will purchase and acquire from Seller or its designated Subsidiaries, all of the right, title and interest of Seller or its Subsidiaries in and to the Portfolio.

     Section 2.2.  Excluded Assets.  Seller will retain and not transfer, and
                   ---------------
Buyer will not purchase or acquire, any right, title or interest of Seller or its Subsidiaries in or to any of the Excluded Assets.

    Section 2.3.  Purchase Price.  On the terms and subject to the conditions
                  --------------
set forth in this Agreement, at each Closing, Buyer agrees (a) to pay or cause to be paid to Seller or one or more of its Subsidiaries (as designated by Seller) in cash (i) only at the Initial Closing, the Initial Closing Purchase Price and (ii) at each Closing (including the Initial Closing), the Applicable Purchase Price determined pursuant to Schedule 5 attached hereto for each Site
                                      ----------
being sold or otherwise transferred to Buyer at such Closing, and (b) assume all Assumed Liabilities related to, or arising in connection with the operation, ownership, use or occupancy of, the Sites being sold or otherwise transferred to Buyer at such Closing.

     Section 2.4.  As is, Where is.  NOTWITHSTANDING ANYTHING CONTAINED IN THIS
                   ---------------
AGREEMENT TO THE CONTRARY, (A) IT IS THE EXPLICIT INTENT OF EACH PARTY HERETO THAT THE SITES ARE BEING SOLD BY SELLER AND ITS SUBSIDIARIES AND PURCHASED BY BUYER "AS IS, WHERE IS," WITH ALL FAULTS, AND THAT NEITHER SELLER NOR ANY OF ITS SUBSIDIARIES IS MAKING ANY REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, OTHER THAN THOSE EXPRESSLY GIVEN IN THIS AGREEMENT (WHICH SHALL SURVIVE ONLY TO THE EXTENT SET FORTH IN SECTION 10.1 HEREOF), INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTY OR REPRESENTATION AS TO THE VALUE, CONDITION, MERCHANTABILITY OR SUITABILITY AS TO ANY OF THE PROPERTIES OR ASSETS COMPRISING THE SITES, AND (B) AT EACH CLOSING, BUYER SHALL AND DOES HEREBY UNCONDITIONALLY ASSUME AND AGREE TO PAY, HONOR AND DISCHARGE WHEN DUE IN ACCORDANCE WITH THEIR TERMS ANY AND ALL ASSUMED LIABILITIES RELATED TO, OR ARISING IN CONNECTION WITH THE OPERATION, OWNERSHIP, USE OR OCCUPANCY OF, THE SITES TRANSFERRED AT SUCH CLOSING AND INDEMNIFY AND HOLD HARMLESS SELLER AND ITS SUBSIDIARIES FROM AND AGAINST ALL SUCH LIABILITIES.

     Section 2.5.  Closing Place and Date.  (a)  The sale and purchase of the
                   ----------------------
Portfolio and the assumption of the related Assumed Liabilities shall take place at multiple closings (each, a "Closing"), the first of which shall take place at 10:00 a.m. on the 20th day after the date on which all applicable conditions set forth in Articles VIII and IX (other than Sections 8.1 and 9.1 and those requiring the execution and delivery of agreements or other documents at the Initial

Closing) shall be duly satisfied or waived and the others of which shall take place as set forth in Section 2.5(b). All Closings shall be held at the offices of Troutman Sanders LLP, 600 Peachtree Street, N.E., Atlanta, Georgia, or such other place upon which the parties may agree.

     (b) For administrative convenience, Seller and Buyer agree to stagger the Closings so that no more than approximately 500 Sites and, if possible, no less than 350 Sites are transferred to Buyer at any one Closing. After consultation with Buyer, Seller will divide the Portfolio into groups of Sites in an effort to accommodate the parties' desire to effect the sale and purchase of Sites which are located in similar regions across the United States at the same Closing. Following the Initial Closing, successive subsequent Closings shall be held on (or by the agreement of the parties held on a different day but deemed effective as of) the last business day of each month following the month in which the Initial Closing takes place. Notwithstanding any of the foregoing, in no event shall any Closing occur between the dates of December 15, 1999 and January 15, 2000.

     Section 2.6.  Initial Closing.  At the Initial Closing:
                   ---------------
     (a) Buyer shall deliver to Seller the sum of (i) the Initial Closing Purchase Price and (ii) the Applicable Purchase Price in immediately available funds by wire transfer to an account in the United States designated by Seller by written notice to Buyer not later than two business days prior to the Initial Closing Date;

     (b) Seller shall assign and transfer to Buyer or Buyer LP all of Seller's right, title and interest (subject to Permitted Encumbrances) in and to approximately 500 Sites (if possible) scheduled by Seller pursuant to
Section 2.5(b), other than:

     (i)   any Restricted Sites;

     (ii) those Sites the assignment and transfer of which Seller has by written notice at least 10 business days prior to the Initial Closing elected to defer to a subsequent Closing for a period not to exceed three months from the Initial Closing Date (the "Section 2.6(b)(ii) Sites"); and
                           -----------------------

     (iii) those Sites which Seller has by written notice prior to the Initial Closing (or, in the case of Section 2.7(c)(ii), the relevant Closing) elected to retain and exclude altogether from the Portfolio because the primary importance of such Site (each, a "Strategic Site") to Seller relates to a quality of such
                       --------------
Site other than its use as a tower upon which communications antennas are placed (a "Communications Tower"), in which event, all references to such Strategic
    --------------------
Site in this Agreement and Schedules or Exhibits hereto shall be deemed to have been deleted, such Strategic Site shall no longer be a "Site" to be transferred
                                                        ----
or sold pursuant to this Agreement, and the Total Purchase Price shall be reduced by the Applicable Purchase Price for such Site; provided, however, that
                                                        --------  -------
(x) Seller shall not designate more than 10 Strategic Sites, and (y) Seller hereby agrees that it and its Affiliates shall not, for a period of 18 months from the date of the Initial Closing, sell or otherwise transfer any Strategic Site primarily as a Communications Tower to a third party other than to Buyer, and in the event of a sale to Buyer, the purchase price shall be the Applicable Purchase Price, and Buyer agrees that Seller shall have the right to require Buyer to purchase any Strategic Site for the Applicable Purchase Price for such Site within the 18-month anniversary of the date of the Initial Closing (subject to satisfaction of or compliance with the applicable terms and conditions of this Agreement);

by delivery of the following, each duly executed by Seller: (A) a General Assignment and Assumption Agreement, (B) Deeds with respect to Owned Land which is being transferred to Buyer at the Initial Closing, and (C) such other instruments of conveyance, assignment, and transfer as may be necessary to transfer and assign to Buyer the Sites covered by the Initial Closing, in each case, in form and substance reasonably acceptable to Buyer and Seller and which do not increase Buyer's or Seller's liability or exposure beyond that which is contemplated by this Agreement;

     (c) Buyer shall assume from Seller the due payment, performance and discharge of each Lease/License, User Lease and Related Contract related to the Sites being transferred to Buyer at the Initial Closing and shall assume all Assumed Liabilities relating to, or arising in connection with the operation, ownership, use or occupancy of, such Sites, by delivery of the following, each duly executed by Buyer: (i) the General Assignment and Assumption Agreement referred to in Section 2.6(b), and (ii) such other instruments of assumption as may be necessary to cause Buyer to assume the Lease/Licenses, User Leases, Related Contracts and Assumed Liabilities relating to the Sites covered by the Initial Closing, in each case, in form and substance reasonably acceptable to Buyer and Seller and which do not increase Buyer's or Seller's liability or exposure beyond that which is contemplated by this Agreement; and

     (d) Seller and Buyer shall also deliver the certificates and other contracts, documents and instruments required to be delivered under Articles VIII and IX, including, without limitation, the Collateral Agreements (as contemplated by Section 6.8).

     Section 2.7.  Subsequent Closings.  Subject to the terms and conditions
                   -------------------
hereof:

     (a) at one or more Closings following the Initial Closing, Seller shall sell to Buyer, and Buyer shall purchase from Seller, all of Seller's right, title and interest (subject to Permitted Encumbrances) in and to all of the Sites being transferred at such Closing (as determined pursuant to Section 2.5(b)), other than any Restricted Sites, Section 2.6(b)(ii) Sites that have been deferred beyond the relevant Closing and Strategic Sites; and

     (b) following the occurrence of the first four Closings (including the Initial Closing), at each subsequent Closing, Seller shall have the right to require Buyer to purchase, and Buyer shall have the right to require Seller to sell, Closable Sites in increments of no fewer than 25, provided that at any time that there are fewer than an aggregate of 25 Closable Sites and Restricted Sites and Section 2.6(b)(ii) Sites that have not been previously transferred from Seller to Buyer, then in such event in increments reasonably agreed to by Buyer and Seller (and if no such agreement is reached, in increments of one). Following expiration of the deferral period specified by Seller pursuant to
Section 2.6(b) with respect to a Section 2.6(b)(ii) Site, such Section 2.6(b)(ii) Site shall be treated as either a Closable Site or (if listed on
Section 3.1 of the Seller Disclosure Schedule and such Site has not subsequently become a Closable Site) a Restricted Site, for purposes of this Section 2.7. Subject to the terms and conditions hereof, the subsequent Closings shall occur as soon as possible following the date on which the applicable conditions set forth in Articles VIII and IX (other than those requiring the execution and delivery of agreements or other documents at such Closings) shall have been satisfied or duly waived. The final Closing shall be deemed to have occurred at the Closing which immediately preceded the earlier of such time as (i) there are no remaining Closable Sites, Restricted Sites or Section 2.6(b)(ii) Sites or
(ii) Seller designates that any remaining Restricted Sites shall be Excluded Sites pursuant to Section 3.2(a) (the "Final Closing"), and if the Final Closing
                                       -------------
shall not have occurred prior to the Final Termination Date, then it shall occur on the Final Termination Date.

     (c)   At each subsequent Closing:

     (i) Buyer shall deliver to Seller the Applicable Purchase Price in immediately available funds by wire transfer to an account in the United States designated by Seller, by written notice to Buyer, not later than two business days prior to such Closing Date.

     (ii) Seller shall assign and transfer to Buyer, as applicable and subject to the last sentence of Section 2.5(b), all of Seller's right, title and interest (subject to Permitted Encumbrances) in and to (A) all of the Sites being transferred to Buyer at such Closing as scheduled by Seller pursuant to Section 2.5(b), (B) all of the Closable Sites listed in a schedule to be provided by Seller to Buyer, or if no schedule is so provided by Seller, in a schedule to be provided by Buyer to Seller, in each case, no later than 10 days prior to the applicable Closing Date and (C) all of the Section 2.6(b)(ii) Sites listed in a schedule to be provided by Seller to Buyer no later than 10 days prior to the applicable Closing Date, in each case, excluding any Strategic Sites, and in each case, by delivery of the following, each duly executed by Seller: (1) a General Assignment and Assumption Agreement; (2) Deeds with respect to the tracts of Owned Land which are being transferred at the applicable Closing; and (3) such other instruments of conveyance, assignment and transfer as may be necessary to transfer and assign to Buyer the Sites included in the applicable Closing, in each case, in form and substance reasonably acceptable to Buyer and Seller and which do not increase Buyer's or Seller's liability or exposure beyond that which is contemplated by this Agreement.

     (iii) Buyer shall assume from Seller the due payment, performance and discharge of each Lease/License, User Lease and Related Contract related to the Sites being transferred to Buyer at such Closing and shall assume all Assumed Liabilities relating to, or arising in connection with the operation, ownership, use or occupancy of, such Sites, by delivery of the following, each duly executed by Buyer: (A) the General Assignment and Assumption Agreement referred to in
           Section 2.7(c)(ii), and (B) such other instruments of assumption as may be necessary to cause Buyer to assume the Lease/Licenses, User Leases, Related Contracts and Assumed Liabilities relating to the Sites covered by such Closing, in each case, in form and substance reasonably acceptable to Buyer and Seller and which do not increase Buyer's or Seller's liability or exposure beyond that which is contemplated by this Agreement; and

     (iv) Seller and Buyer shall also deliver the certificates and other contracts, documents and instruments required to be delivered under Articles VIII and IX, including amendments to the schedules to the Collateral Agreements to reflect the addition thereto of the Sites to which such Closing applies (as contemplated by Section 6.8).

     Section 2.8.  Prorating of Income and Expenses.  Except as otherwise
                   --------------------------------
provided in Article VII, with respect to each Closing, appropriate prorations shall be made on a daily basis as of the close of business on the applicable Closing Date with respect to rental and lease payments, utilities, and all other items of income and expense due or payable under any Lease/License, User Lease or Related Contract, in each case, of a nature ordinarily prorated as of closing in real estate transactions (and not separately addressed elsewhere in this Agreement) including all items of income and expense that are prepaid or payable in arrears, any unbilled costs and fees and related accounts, notes and other receivables, in each case, of a nature ordinarily prorated as of closing in real estate transactions (and not separately addressed elsewhere in this Agreement) with Seller being entitled to all such income and responsible for all such expenses relating to all periods on or prior to the applicable Closing Date (such expenses not being included in Assumed Liabilities) and Buyer being entitled to all such income and responsible for all such expenses relating to all periods subsequent to the applicable Closing Date. Such prorations shall be determined by Seller, subject to the approval of Buyer (which shall not be unreasonably withheld, delayed or conditioned), within 60 days after the relevant Closing Date, and shall be settled in cash within 20 business days thereafter. To the extent that any relevant bills or other documentation necessary to effect such prorations are not available during such 60-day period, the parties shall make such prorations based on reasonable estimates and shall adjust the relevant prorations as soon as the relevant bills or other documentation becomes available (at which time such adjustment shall be made in its entirety), provided that in no event shall any such adjustment be made pursuant to this Section 2.8 in respect of amounts of less than $10,000 in the aggregate or after the first anniversary of the date of the Final Closing.

     Section 2.9.  Nonassignable Contracts.  Notwithstanding anything to the
                   -----------------------
contrary in this Agreement, this Agreement shall not constitute an agreement to assign or transfer any Site or any Governmental Approval, instrument, contract, lease, warranty, permit or other agreement or arrangement or any claim, right or benefit arising thereunder or resulting therefrom if an assignment or transfer or an attempt to make such an assignment or transfer without the consent of a third party or a waiver of a third party's rights would constitute a breach or violation thereof or affect adversely the rights of Buyer, Buyer LP, Seller or any of Seller's Subsidiaries thereunder or thereto. Any transfer or assignment to Buyer or Buyer LP by Seller or any of Seller's Subsidiaries of any interest in such Governmental Approval, instrument, contract, lease, warranty, permit or other agreement or arrangement that requires the consent of a third party shall be made subject to such consent or approval being obtained. In the event any such consent or approval is not obtained on or prior to the applicable Closing Date, each of Buyer and Seller shall continue to use all reasonable efforts to obtain any such approval or consent after the applicable Closing Date until such time as such consent or approval has been obtained, and Seller will cooperate with Buyer (it being understood that such efforts shall not include any requirement of Seller or any of its Subsidiaries to expend money or grant any financial accommodation (other than its own reasonable fees and expenses of counsel and advisors), unless Buyer has agreed to reimburse Seller or such Subsidiaries therefor) to provide that from and after such Closing Date Buyer shall receive the interest of Seller or its Subsidiaries, as the case may be, in the benefits under (and to the extent permitted by) any such instrument, contract, lease, warranty or permit or other agreement or arrangement, provided that Buyer shall undertake to pay or satisfy the corresponding liabilities for the enjoyment of such benefit to the extent Buyer would have been responsible therefor if such consent or approval had been obtained. In addition, Seller shall take such other actions (at Buyer's expense) as may reasonably be requested by Buyer in order to place Buyer, insofar as reasonably possible, in the same position as if such Governmental Approval, instrument, contract, lease, warranty, permit or other agreement or arrangement had been transferred as contemplated hereby and so all the benefits and burdens relating thereto, including possession, use, risk of loss, potential for gain and dominion, control and command, shall inure to and be assumed by Buyer, in each case, from and after such applicable Closing Date. If and when such consents and approvals are obtained, the transfer of the applicable Governmental Approval, instrument, contract, lease, warranty, permit or other agreement or arrangement shall be effected in accordance with the terms of this Agreement. Seller agrees to execute and deliver or cause its Subsidiaries to execute and deliver, such agreements and other instruments, in form and substance reasonably acceptable to Seller, as Buyer may reasonably request in order to effectuate the provisions of this Section 2.9 and which do not increase Seller's liability or exposure beyond that which is contemplated by this Agreement.

     Section 2.10.  Substitution of Stock for Assets.  At the election of
                    --------------------------------
Seller, in lieu of a transfer of assets and liabilities of one or more Sites directly to Buyer, Seller may transfer, or may cause its Subsidiaries to transfer, to Buyer 100% of the stock or other equity interests of a direct or indirect wholly owned Subsidiary of Seller organized under the laws of any state of the United States (a "Special Subsidiary") that has no assets other than
                         ------------------
assets related to such Sites and included in the Portfolio and that has no Liabilities other than Liabilities which would be Assumed Liabilities under this Agreement; provided that (a) Seller provides to Buyer and the Title Company an affidavit in customary form as may be required (or would be required if such Site were insurable) by the Title Company to issue non-imputation endorsements to the Title Policies for such Sites and such endorsements are issued at no additional cost or expense to Buyer (other than its own reasonable fees and expenses of counsel and advisors), and (b) at Buyer's request, Seller shall use reasonable business efforts to organize the Special Subsidiary as a limited liability company under the laws of a state of the United States specified by Buyer

(provided that if Buyer requests organization in a state other than
Delaware or the state in which the relevant Sites are located, then the costs of organizing in such other state shall be borne by Buyer) unless organization as a limited liability company in such state is not commercially reasonable or would not accomplish the goals of Seller and Buyer in organizing such subsidiary as effectively as organization under some other form. Buyer and Seller will cooperate to have any Special Subsidiary organized as a limited liability company taxed prior to its transfer to Buyer as a disregarded entity under
Section 7701 of the Code and comparable provisions of state and local Tax laws. In the event that any Special Subsidiary is reasonably expected to be taxable as a corporation under Section 7701 of the Code or any comparable provision of state or local Tax law, if Buyer so requests at least 60 days before such an election is due, Seller shall, and shall cause its Subsidiaries to, join in and consent to an election with Buyer under Section 338(h)(10) of the Code (or any provision comparable to Section 338(h)(10) of the Code under applicable state or local Tax law, including any available election comparable to that under Section 338(g) of the Code), and Seller and Buyer shall cooperate with one another with respect to such elections. Seller shall be responsible for all Taxes that would not have arisen but for the elections referred to in the immediately preceding sentence. Seller shall be entitled to control any audit, contest, examination or other proceeding relating to any such Taxes. At any time prior to the Closing at which any Site referred to in the first sentence of this paragraph is transferred to Buyer, Seller may reverse its election referred to in such first sentence; provided, however, that in the event that Seller makes the election
          --------  -------
referred to in the first sentence of this Section 2.10 with respect to a Site or makes and subsequently reverses such election, any Transfer Taxes to be borne by Buyer with respect to such Site shall not exceed the Transfer Taxes that would have been borne by Buyer with respect to such Site had no such election ever been made.

     Section 2.11.  Earnest Money.  On the date of this Agreement, Buyer has
                    -------------
delivered to Seller the Earnest Money by wire transfer to an account in the States designated by Seller in writing prior to the date hereof. The
Earnest Money shall be applied to and credited against the Applicable Purchase Price at the Initial Closing, or otherwise disbursed as provided in this Agreement, but shall not be refunded to Buyer except as set forth in Section
10.9. Seller shall be under no obligation to segregate the Earnest Money from any other accounts or funds of Seller.

                                  ARTICLE III

                          Procedures for Certain Sites
                          ----------------------------

Section 3.1.  Identification of Restricted Sites.  To Seller's knowledge,
              ----------------------------------
Section 3.1 of the Seller Disclosure Schedule sets forth each Site in connection with which a consent, approval or waiver from, or a notice to or filing with, any Person or Governmental Authority (an "Authorization") is required in order
                                          -------------
to consummate the transactions contemplated hereby, in each case, except for (a) any such Authorization the failure of which to be so made, obtained, received or filed has not had and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of the Buyer to use the affected Site in the manner currently used, (b) any such Authorization required as a result of the regulatory or other status of Buyer, (c) the filing of the notification and report form under the HSR Act and the filings with the Federal Communications Commission referred to in the Master AT&T Lease Agreement, (d) any required Authorization relating to Zoning Laws, as to which no representation is made, and (e) any Authorization required under or pursuant to any User Lease (other than the Shared Network

Facilities Agreements ("SNFA Agreements") referred to in Section 3.1 of the
                        ---------------
Seller Disclosure Schedule) or Related Contract.

Section 3.2.  Seller's Rights to Resolve Restricted Sites.  With respect
              -------------------------------------------
to each Site identified on Section 3.1 of the Seller Disclosure Schedule (each such Site, a "Restricted Site" and each exception identified on Section 3.1 of
              ---------------
the Seller Disclosure Schedule with respect to a Restricted Site, an "Exception"
                                                                      ---------
(other than any such exception designated thereon as a "notice-only" or "post-closing approval" exception, with respect to which Seller is making certain disclosures but which are not "Exceptions" for purposes of this Article III)),
                               ----------
Seller shall, in its sole discretion, elect one of the following options with respect to each Exception:

    (a)  Excluded Site.  Seller may elect by written notice to Buyer given at
         -------------
any time prior to the transfer of such Site to Buyer to exclude any Restricted Site from the Portfolio and from the transactions contemplated hereby (any such excluded Site no longer being referred to as a Restricted Site and being referred to as an "Excluded Site"). If Seller elects to designate a Site as an
                   -------------
Excluded Site pursuant to this Section 3.2(a), Buyer may, at any time prior to the Final Closing with respect to any Site that (x) is not identified in Exhibits N or O attached hereto, and (y) with respect to which no consent is
----------    -
required under any SNFA Agreement, require Seller to transfer such Site to Buyer at the Applicable Purchase Price, provided, however, that in such event,
                                  --------  -------
notwithstanding anything to the contrary in this Agreement, Seller shall not be responsible for, and Buyer agrees to indemnify Seller from and against, any Liabilities resulting from or arising in connection with any Exceptions applicable to such Site and no such Exception shall be considered when determining whether a Material Adverse Effect on Seller or the Portfolio has or is reasonably likely to occur. Subject to the preceding sentence, all references to any Site designated by Seller as an Excluded Site in this Agreement and the Schedules or Exhibits attached hereto shall be deemed to have been deleted, all Exceptions related to such Excluded Site shall no longer be Exceptions, such Excluded Site shall no longer be a "Site" to be transferred or sold pursuant to this Agreement and the Total Purchase Price shall be reduced by the Applicable Purchase Price for such Site.

     (b)  Cure.  Seller may elect to cure an Exception or Exceptions with
          ----
respect to a Restricted Site in accordance with the terms of this Section 3.2(b). An Exception shall be deemed to have been cured by Seller:

     (i) Corrective Action -- if Seller shall have taken corrective action with respect thereto (including, by way of example, by obtaining Authorizations from third parties, by acquiring rights or property from third parties, by obtaining or providing any affidavits or certificates, or otherwise) which shall have caused Seller's representation set forth in Section 3.1 with respect to such Site to be true without reference to such Exception on Section 3.1 of the Seller Disclosure Schedule;

     (ii)  Ground Lease -- if Seller shall have designated such Owned Site as a Ground Leased Site and such designation shall have caused Seller's representation set forth in Section 3.1 with respect to such Site to be true without reference to such Exception on Section 3.1 of the Seller Disclosure Schedule, in which event, the Restricted Site, excluding the Owned Land, but including the related Building, if any, shall be deemed transferred from Exhibit A attached hereto to Exhibit
                                            ---------                    -------
           B attached hereto;
           -

     (iii) Sublease -- to the extent the Exception is based on the possible non-assignability of a Lease/License in which an assignment is prohibited but a sublease is not, if instead of assigning the relevant Lease/License Seller shall have elected to sublease to Buyer the underlying Leased/Licensed Land and, if applicable, related Building, on the same terms and provisions (in all material respects), and with all of the material rights and obligations of Seller, as under the applicable Lease/License and such election shall have caused Seller's representation set forth in Section 3.1 with respect to such Site to be true without reference to such Exception on Section 3.1 of the Seller Disclosure Schedule;

     (iv) Master Operating Agreement if Seller shall have designated such Restricted Site to be operated by Buyer under the Master Operating Agreement (any Restricted Site which Seller designates to be covered by the Master Operating Agreement being referred to as an "Operated
                                                                      --------
           Site") by providing written notice to Buyer prior to the transfer of
           ----
           such Site to Buyer that specifies (A) that such Restricted Site has been designated as an "Operated Site" under this Section 3.2(b)(iv)
                                  -------------
           and (B) which Exception or Exceptions are to be deemed cured by such action, and such designation shall have caused Seller's representation in Section 3.1 with respect to such Site to be true without reference to such Exception on Section 3.1 of the Seller Disclosure Schedule, in which event, the Total Purchase Price shall be reduced by the Applicable Purchase Price for such Site;

      (v) Title Insurance -- to be extent that such Exception relates to title, if a national title insurance company shall have committed to issue to Buyer a title insurance policy for the Restricted Site in question without exception for such Exception (other than standard printed exceptions) or with affirmative coverage over such Exception;

     (vi) Insurance -- if Seller shall have obtained insurance coverage on Buyer's behalf which insures Buyer against or insures over such Exception;

    (vii) Indemnification -- if Seller shall have agreed to indemnify Buyer against all Liabilities which may arise from such Exception or if Seller shall have agreed to reacquire the Site and reimburse the Applicable Purchase Price for such Site in question within six months after the Closing if the Exception is not cured pursuant to any of the other clauses of this Section 3.2(b) within such six-month period; or

   (viii) Other Action if Seller shall have taken any other action that shall have caused Seller's representation set forth in Section 3.1 to be true without reference to such Exception on Section 3.1 of the Seller Disclosure Schedule.

Upon cure of all Exceptions with respect to a Site, Seller shall provide written notice to Buyer identifying the Sites together with related Exceptions and cures. If Buyer does not object within 10 business days of receipt of such notice, to the assertion by Seller that Seller has cured an Exception, such Exception shall be deemed to be cured. All disputes over the method of cure with respect to an Exception shall be resolved by arbitration as described in
Section 3.4, it being agreed that the burden of proof shall fall on Buyer to show that the Exception has not been adequately cured by the method of cure indicated in Seller's notice. If an Exception is cured as set forth in clauses
(v) and (vi) above, then any increase in the title insurance premium over the $1,100 per Site average (referred to in Section 6.12(a)) for the Restricted Site in question which is attributable to the insurance over or against such Exception in order to effect such cure shall be borne by Seller (without regard to the Basket) and shall be applied toward the Cap (but not the Basket) described in Section 10.3.

     Section 3.3.  Cooperation.  Buyer shall use its commercially reasonable
                   -----------
good faith efforts and cooperate with Seller in any efforts of Seller to cause any Exception to be cured, in each case, as promptly as practicable; provided that Buyer shall not be obligated to pay any costs or fees in respect thereof (other than its own reasonable fees and expenses of counsel and advisors).

     Section 3.4.  Arbitration.  In the event of any dispute relating to this
                   -----------
Article III, Seller or Buyer, as the case may be, shall deliver to the other party one or more written notices (a "Notice of Dispute") that shall specify in
                                      -----------------
reasonable detail the dispute that Seller or Buyer, as the case may be, wishes to have resolved. If the parties are not able to resolve the dispute within 30 days of a party's receipt of an applicable Notice of Dispute, within five days following the expiration of such 30-day period, the parties shall initiate arbitration proceedings with Edward Jack Hardin of Rogers and Hardin or such other individual selected by the parties. The arbitration shall be held in Atlanta, Georgia or such other location as shall be mutually agreeable to Seller and Buyer and shall be governed by the rules of J A M S/Endisputes for accelerated arbitration proceedings. The arbitrator shall prepare in writing, and provide to the parties, such arbitrator's determination, including factual findings and the reasons on which the determination was based. The decision of the arbitrator shall be final, binding and conclusive and shall not be subject to review or appeal and may be enforced in any court having jurisdiction over the parties.

     Section 3.5.  Closable Sites. (a)  If Seller cures all of the Exceptions
                   --------------
as to a Restricted Site pursuant to Section 3.2(b), then, in each such case, except as otherwise provided in this Article III, such Restricted Site shall no longer be a "Restricted Site"
                                                                ---------------
for purposes of this Article III and shall thereafter be a "Closable Site."
                                                            -------------

     (b) If Seller does not cure all of the Exceptions as to a Restricted Site pursuant to Section 3.2(b) prior to the Final Closing, then, in each such case, such Restricted Site shall be treated as an Excluded Site as if Seller had elected to exclude such Restricted Site pursuant to Section 3.2(a), unless Buyer elects to cause Seller to transfer such Site in accordance with Section 3.2(a).

     (c) Seller shall have no obligation to cure any Exception (other than an obligation to use commercially reasonable efforts to seek Authorizations, but without an obligation to pay any costs or fees in respect thereof (other than its own reasonable fees and expenses of counsel and advisors)) and (subject to the foregoing obligation) shall be entitled to abandon any efforts to cure any Exception at any time prior to the applicable Closing with respect to a Restricted Site, in which case, unless Buyer elects to cause Seller to transfer such Site in accordance with Section 3.2(a), such Restricted Site shall be treated as an Excluded Site as if Seller had elected to exclude such Restricted Site pursuant to Section 3.2(a).

     Section 3.6.  Special Zoning Sites.  In the event that prior to a
                   --------------------
relevant Closing, Seller or Buyer discovers that a Site constitutes a Special Zoning Site, Seller or Buyer, as the case may be, shall promptly inform the other party that it considers such Site to be a Special Zoning Site, with reasonable specificity as to the reasons therefor. If such other party does not object within 10 business days of receipt of such notice and reasons, to the designation of such Site as a Special Zoning Site, such Site shall be deemed to be a Special Zoning Site. All disputes concerning the designation of a Site as a Special Zoning Site shall be resolved by arbitration as described in Section 3.4, it being agreed that the burden of proof shall fall on the party asserting the existence of a Special Zoning Site. If a Site is a Special Zoning Site, either Seller or Buyer may designate such Special Zoning Site as an Operated Site to be retained by Seller and operated by Buyer in accordance with the terms of the Master Operating Agreement, in which event, the Total Purchase Price shall be reduced by the Applicable Purchase Price for such Site.

     Section 3.7.  Additional Section 3.1 Sites.  In the event that prior to
                   ----------------------------
the Initial Closing, either Buyer or Seller discovers that (i) an Authorization is required to be made or obtained prior to the transfer of a Site to permit the transfer of such Site in accordance with this Agreement, (ii) such Authorization (or the legal or contractual basis therefor) is not disclosed in Section 1 or
3.1 of the Seller Disclosure Schedule, and (iii) such Site (and such Authorization) would have been required to be included on Section 3.1 of the Seller Disclosure Schedule had Seller had knowledge of such Authorization prior to the date hereof (thereby causing such Site to be a Restricted Site), Buyer or Seller, as the case may be, shall promptly inform the other party that it considers such Site to be a Restricted Site and such Authorization to be an Exception, with reasonable specificity as to the reasons therefor and copies of the supporting documentation. If such other party does not object within 10 business days of receipt of such notice, reasons and documentation, to the designation of such Site as a Restricted Site or such Authorization as an Exception, such Site shall be deemed to be a Restricted Site and such Authorization shall be deemed to be an Exception. All disputes concerning the designation of a Site as a Restricted Site or an Authorization as an Exception pursuant to this Section 3.7 shall be resolved by arbitration as described in
Section 3.4, it being agreed that the burden of proof shall fall on the party asserting the existence of a Restricted Site pursuant to this Section 3.7.

     Section 3.8.  Casualty Sites.  In the event that prior to a relevant
                   --------------
Closing, Seller or Buyer discovers that a Site constitutes a Casualty Site, Seller or Buyer, as the case may be, shall promptly inform the other party that it considers such Site to be a Casualty Site, with reasonable specificity as to the reasons therefor. If such other party does not object within 10 business days of receipt of such notice and reasons, to the designation of such Site as a Casualty Site, such Site shall be deemed to be a Casualty Site. All disputes concerning the designation of a Site as a Casualty Site shall be resolved by arbitration as described in Section 3.4, it being agreed that the burden of proof shall fall on the party asserting the existence of a Casualty Site. If a Site is deemed a Casualty Site, Seller shall, in its sole discretion, elect one of the following options with respect to each such Casualty Site:

          (a)  Excluded Site.  (i)  Seller may elect by written notice to Buyer
               -------------
     given at any time prior to the transfer of such Site to Buyer to exclude any Casualty Site from the Portfolio and from the transactions contemplated hereby (any such Casualty Site no longer being referred to as a Casualty Site and being referred to as an Excluded Site). If Seller elects to designate a Site as an Excluded Site pursuant to this Section 3.8(a), Buyer may, at any time prior to the Final Closing with respect to any Site that is not identified in Exhibits N or O attached hereto, require Seller to
                          ----------    -
     transfer such Site to Buyer at the Applicable Purchase Price; provided,
                                                                   --------
     however, that in such event, notwithstanding anything to the contrary in
     -------
     this Agreement, Seller shall not be responsible for, and Buyer agrees to indemnify Seller from and against, any Liabilities resulting from or arising in connection the structure of such Site and no structural defects of such Site shall be considered when determining whether a Material Adverse Effect on Seller or the Portfolio has or is reasonably likely to occur. Subject to the preceding sentence, all references to any Site designated by Seller as an Excluded Site in this Agreement and the Schedules or Exhibits attached hereto shall be deemed to have been deleted, such Excluded Site shall no longer be a "Site" to be transferred or sold pursuant to this Agreement, and the Total Purchase Price shall be reduced by the Applicable Purchase Price for such Site.

          (b)  Repair.  Seller may elect to repair the Tower so as to bring the
               ------
     condition of such Tower to the condition that it was in immediately prior to the event or occurrence of casualty causing such Tower to be designated as a Casualty Site, or, in lieu thereof, pay Buyer at the relevant Closing the amount reasonably determined by Seller and agreed to by Buyer, such agreement by Buyer not to be unreasonably withheld, delayed or conditioned, to be required to repair the Tower in the manner described above.

With respect to each Casualty Site, if Seller does not repair the Tower or pay Buyer to repair the Tower pursuant to Section 3.8(b) prior to the Final Closing, then, in each such case, such Casualty Site shall be treated as an Excluded Site as if Seller had elected to exclude such Casualty Site pursuant to Section 3.8(a) unless Buyer shall elect to cause Seller to transfer such Site in accordance with Section 3.8(a).

     Section 3.9.  Subsequent Transfer of Site to Buyer.  If and when all
                   ------------------------------------
Exception(s) with respect to a particular Site that are deemed to be cured by Seller pursuant to clauses (ii), (iii), (iv), (vii) and, if applicable, (viii) of Section 3.2(b) are otherwise cured such that Seller's representation set forth in Section 3.1 would be true with respect to such Site without reference to such Exception(s) on Section 3.1 of the Seller Disclosure Schedule, Seller shall have the right to require Buyer to purchase from Seller, and Buyer shall have the right to require Seller to sell to Buyer, such Site by a Deed and otherwise on terms and conditions intended to replicate those that would apply if such Site had been transferred to Buyer pursuant to this Agreement in the manner contemplated by Exhibits A, B and C hereto (as applicable), without
                       -------- -  -     -
reference to this Article III, but for a purchase price of $100.00 (plus, to the extent not theretofor assumed, assumption of Assumed Liabilities) and Seller shall keep the Applicable Purchase Price or any other amounts paid to Seller previously by Buyer in respect of such Site.

                                   ARTICLE IV

                    Representations and Warranties of Seller
                    ----------------------------------------

     Seller represents and warrants to Buyer as follows:

     Section 4.1.  Incorporation; Authorization.  Seller and each of its
                   ----------------------------
Subsidiaries that shall be a party to one or more Collateral Agreements is a corporation or other entity duly organized, validly existing and in good standing under the laws of the state of its organization with full corporate or other power and authority to carry on its business (including, if applicable, operation of the Sites) as it is now being conducted. Seller has the corporate power and authority to execute and deliver this Agreement, to perform fully its obligations hereunder, and to consummate the transactions contemplated hereby, and each of Seller and its Subsidiaries has or will have the corporate or other power and authority to execute and deliver each Collateral Agreement to which it is a party, to perform fully its obligations thereunder and to consummate the transactions contemplated hereby. The execution and delivery by Seller of this Agreement, and the consummation of the transactions contemplated hereby have been and the execution and delivery by each of Seller and its Subsidiaries of the Collateral Agreements to which it is a party and the consummation of the transactions contemplated thereby on or prior to the Initial Closing Date will have been, duly authorized by all requisite corporate or other action of Seller and such Subsidiaries. Seller (a) has duly executed and delivered this Agreement, (b) on the Initial Closing Date will have, and to the extent a party thereto, each of its Subsidiaries will have, duly executed and delivered each of the Collateral Agreements to which it is a party, and (c) on each subsequent Closing Date will have, and to the extent a party thereto, each of its Subsidiaries will have, duly executed and delivered the amendments to the existing, or new, Collateral Agreements to which it is a party, as the case may be. Assuming the due execution and delivery of each such agreement by each party thereto other than Seller or any of its Subsidiaries, this Agreement is the legal, valid and binding obligation of Seller, and on each Closing Date each of the Collateral Agreements to which Seller or any of its Subsidiaries is a party (as theretofore amended) will be the legal, valid and binding obligation of such Person, in each case, enforceable against it in accordance with its respective terms subject to the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and to the effect of the application of general principles of equity.

     Section 4.2.  No Conflicts.  The execution, delivery and performance by
                   ------------
Seller of this Agreement and by Seller and each of its Subsidiaries of each of the Collateral Agreements to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not (a) violate any provision of the Certificate of Incorporation, By-Laws or other organizational documents of Seller or, to the extent a party to any Collateral Agreement, any of its Subsidiaries, (b) except as disclosed in Sections 3.1 or
4.2 of the Seller Disclosure Schedule, violate any provision of, or be an event that is (or with the passage of time will result in) a violation of, or result in the acceleration of or entitle any party to accelerate (whether after the giving of notice or lapse of time or both) any obligation under, or result in the imposition of any Lien upon any of the Sites pursuant to, any Lien, lease, agreement, instrument, order, arbitration award, judgment or decree to which Seller or any of its Subsidiaries is a party or by which any of the Sites may be bound, or (c) except as set forth in Sections 3.1 or 4.2 of the Seller Disclosure Schedule, violate or conflict with any provision of Law or any other restriction of any kind or character (other than Zoning Laws, as to which no representation is made) to which Seller or any of its Subsidiaries or any of the Sites is subject, that, in the case of either of clauses (b) and (c) above, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Seller or the Portfolio.

     Section 4.3.  Approvals, Other Authorizations, Consents, Reports, Etc.
                   -------------------------------------------------------
Section 4.3 of the Seller Disclosure Schedule contains a list of all Governmental Approvals, and other filings, applications or notices required to be made, filed, given or obtained by Seller or any of its Affiliates with, to or from any Governmental Authorities or other Persons in connection with the consummation of the transactions contemplated hereby, except for (a) the filing of the notification and report form under the HSR Act, (b) those that become applicable solely as a result of the specific regulatory status of Buyer, (c) those listed in Section 3.1 of the Seller Disclosure Schedule, (d) those relating to Zoning Laws, as to which no representation is made, (e) those listed in Section 4.6(c) of the Seller Disclosure Schedule, or (f) those the failure to make, file, give or obtain which have not had and would not have, individually or in the aggregate, a Material Adverse Effect on Seller or the Portfolio. Except for the matters referred to in Section 3.1 hereof or in clauses (a) through (e) of the previous sentence, to Seller's knowledge as of the date hereof, there are no Private Approvals or Governmental Approvals reasonably expected to result in the imposition of any cost, fee, penalty or requirement that would result in the cost described in Section 9.5(c).

     Section 4.4.  Property.  Except for Permitted Encumbrances or as set forth
                   --------
in Section 3.1 of the Seller Disclosure Schedule and except for such breaches and inaccuracies as have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Portfolio, to Seller's knowledge: (a) Seller or a Subsidiary of Seller holds good fee simple title (in the case of Owned Sites) or a valid leasehold or other valid interest or right (in the case of Leased/Licensed Sites) in or to the land underlying the Sites, and Seller or a Subsidiary of Seller owns or leases the Towers, Equipment and/or Buildings which are a part of the Sites, free and clear of all Liens; (b) the Sites are served by utilities and have means of lawful ingress and egress sufficient for their current use and the Outparcels do not include any land underlying a Tower (or on which guy wires supporting such Tower, if applicable, are located) or a Building or land the absence of which would interfere with the use of or access to the relevant Tower or Building as each is currently being used; (c) the Sites are not subject to any condemnation or eminent domain proceedings; (d) as to Sites that are Leased/Licensed Sites, the Lease/Licenses are in full force and effect with no default by Seller thereunder; (e) each of the User Leases and material Related Contracts are in full force and effect with no default by Seller thereunder; (f) each of the Towers is useable to support the antenna structures (of Seller and the other tenants on the Towers) existing as of the date hereof in the manner so existing for such Tower; and (g) each of the Towers, including the operations thereof, is in compliance with all applicable Laws, other than Zoning Laws, as to which no representation is made.

     Section 4.5.  Litigation; Orders.  Except as set forth in Section 4.5 of
                   ------------------
the Seller Disclosure Schedule, as of the date hereof, there are no lawsuits, actions, administrative or arbitration or other proceedings or governmental investigations pending or, to Seller's knowledge, threatened against the Seller or any of its Subsidiaries with respect to any of the Sites that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Seller or the Portfolio. Except as set forth in
Section 4.5 of the Seller

Disclosure Schedule, there are no Orders or stipulations of or by any Governmental Authority against the Seller or any of its Subsidiaries with respect to any of the Sites or otherwise binding on any of the Sites that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Portfolio (except for any of the foregoing relating to any Zoning Law, as to which no representation is made). To Seller's knowledge as of the date hereof, there are no Orders, and there are no actions or proceedings by any Governmental Authority pending or threatened in writing, in each case as of the date hereof, reasonably expected to have the result set forth in Section 9.3(c).

     Section 4.6.  Environmental Matters.  Except as expressly disclosed in the
                   ---------------------
environmental reports (excluding any attachments, appendices, exhibits and schedules thereto) identified on Section 4.6 of the Seller Disclosure Schedule (true, correct and complete copies of which (excluding any attachments, appendices, exhibits and schedules thereto) have been delivered to Buyer):

     (a) Except as disclosed in Section 4.6(a) of the Seller Disclosure Schedule, to Seller's knowledge, Seller (i) is in compliance with all Environmental Laws applicable to the Portfolio, except with respect to any violation of Environmental Law which have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Portfolio, (ii) has all Environmental Permits, except for Environmental Permits the absence of which have not had and would not have, individually or in the aggregate, a Material Adverse Effect on the Portfolio, and (iii) has not, since January 1, 1997, entered into or received any material Order related to any Site issued pursuant to any Environmental Law. Since January 1, 1997, Seller has not received any written notice that (i) any such Environmental Permit is not in full force and effect or (ii) Seller is not in compliance with the terms of such Environmental Permits, except where such failure to be in full force and effect or to so comply has not had and would not have, individually or in the aggregate, a Material Adverse Effect on the Portfolio.

     (b) Except as set forth in Section 4.6(b) of the Seller Disclosure Schedule, to Seller's knowledge, there are no existing underground storage tanks or surface impoundments installed in, on or under any properties or facilities that are used or have been used by Seller for the storage of products or any other substance at any Site. To Seller's knowledge, except as set forth in
Section 4.6(b) of the Seller Disclosure Schedule, there has been no Release of Hazardous Substances from tanks listed in Section 4.6(b) of the Seller Disclosure Schedule prior to the Closing Date related to such Site which has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Portfolio.

     (c) Except for approvals necessary to transfer Environmental Permits or otherwise as set forth in Section 4.6(c) to the Seller Disclosure Schedule, to Seller's knowledge, the transactions contemplated hereby will not require any Governmental Approvals under Environmental Law, including, without limitation, those that are triggered by sales or transfers of business or real property.

     (d) Except as set forth in Section 4.6(d) of the Seller Disclosure Schedule, to Seller's knowledge, (i) there are no Hazardous Substances on, at, in or under any of the Sites which requires or, upon notification to a governmental authority, would require, Remediation under Environmental Law, where such Remediation has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Portfolio, and (ii) the on-site operations of Seller at the Sites have not, and do not currently, involve the generation, transportation, treatment, recycling or disposal of, hazardous waste, as defined under any Environmental Law, except for amounts that would qualify a Site as a small quantity generator or a conditionally exempt small quantity generator under any Environmental Law.

     (e) To Seller's knowledge, the Sites in the Portfolio which contain asbestos or asbestos containing products and lead-based paint do not require removal or abatement under any Environmental Law where the failure to so remove or abate has not had or would not have, individually or in the aggregate, a Material Adverse Effect on the Portfolio.

     Section 4.7.  Contracts.  Except as set forth in Section 4.7 of the Seller
                   ---------
Disclosure Schedule, to Seller's knowledge, Seller has made available to the Buyer true and correct copies of all written (and in Section 4.7 of the Seller Disclosure Schedule a description of all oral) Lease/Licenses, material User Leases and material Related Contracts as in effect on the date hereof.

     Section 4.8.  Brokers, Finders, Etc.  Except for the services of CSFB,
                   ---------------------
neither Seller nor any of its Subsidiaries has employed, or is subject to any valid claim of, any broker, finder, consultant or other intermediary in connection with the transactions contemplated by this Agreement or any of the Collateral Agreements who is or may be entitled to a fee or commission in connection with the transactions contemplated hereby or thereby. Seller is solely responsible for any payment, fee or commission that may be due to CSFB for services provided to Seller in connection with the transactions contemplated hereby.

     Section 4.9.  No Implied Representations.  It is expressly understood by
                   --------------------------
each party hereto that any cost estimates, projections or other predictions contained in or referred to in the Schedules attached hereto or in the offering materials that have been provided to Buyer are not and shall not be deemed to be representations or warranties of Seller.

                                   ARTICLE V

                    Representations and Warranties of Buyer
                    ---------------------------------------

         Buyer hereby represents and warrants to Seller as follows:

         Section 5.1.  Incorporation; Authorization.  Buyer and each of its
                       ----------------------------
Subsidiaries that shall be a party to one or more Collateral Agreements is a corporation or other entity duly organized, validly existing and in good standing under the laws of the state of its organization with full corporate or other power and authority to carry on its business as it is now being conducted. Buyer has the corporate power and authority to execute and deliver this Agreement, to perform fully its obligations hereunder, to consummate the transactions contemplated hereby and thereby, and to own and operate the Portfolio, and each of Buyer and each of its Subsidiaries has or will have the corporate or other power and authority to execute and deliver each Collateral Agreement to which it is a party, to perform fully its obligations thereunder, and to consummate the transactions contemplated thereby. The execution and delivery by Buyer of this Agreement and the consummation of the transactions contemplated hereby have been and the execution and delivery by each of Buyer and each of its Subsidiaries of the Collateral Agreements to which it is a party and the consummation of the transactions contemplated thereby on or prior to the Initial Closing Date will have been, duly authorized by all requisite corporate or other action of Buyer and such Subsidiaries. Buyer (a) has duly executed and delivered this Agreement, (b) on the Initial Closing Date will have, and, to the extent a party thereto, each of its Subsidiaries will have, duly executed and delivered each of the Collateral Agreements to which it is a party, and (c) on each subsequent Closing Date will have, and, to the extent a party thereto, each of its Subsidiaries will have, duly executed and delivered each amendment to the existing, or new,

Collateral Agreements to which it is a party, as the case may be. Assuming the due execution and delivery of each such Agreement by each party thereto other than Buyer or any of its Subsidiaries, this Agreement is the legal, valid and binding obligation of Buyer, and on each Closing Date each of the Collateral Agreements to which Buyer or any of its Subsidiaries is a party (as theretofore amended) will be, the legal, valid and binding obligation of such Person, enforceable against it in accordance with its respective terms subject to the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and to the effect of the application of general principles of equity.

         Section   5.2.  No Conflicts.  The execution, delivery and performance
                         ------------
by Buyer of this Agreement and by Buyer and each of its Subsidiaries of each of the Collateral Agreements to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not (a) violate any provision of the Certificate of Incorporation, By-Laws or other organizational documents of Buyer or, to the extent a party to any Collateral Agreement, any of its Subsidiaries, (b) except as set forth in Section 5.2 of the Buyer Disclosure Schedule, violate any provision of, or be an event that is (or with the passage of time will result in) a violation of, or result in the acceleration of or entitle any party to accelerate (whether after the giving of notice or lapse of time or both) any obligation under, or result in the imposition of any Lien upon any of Buyer's or any of Buyer's Subsidiaries' assets pursuant to, any Lien, lease, agreement, instrument, order, arbitration award, judgment or decree to which Buyer or any of its Subsidiaries is a party or may be bound, or (c) violate or conflict with any provision of a Law or any other restriction of any kind or character to which Buyer or any of its Subsidiaries or any of their respective assets is subject, that, in the case of either of clauses (b) and (c) above, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Buyer.

         Section 5.3.  Approvals, Other Authorizations, Consents, Reports,
                       --------------------------------------------------
Etc.  Section 5.3 of the Buyer Disclosure Schedule contains a list of all
---
Governmental Approvals and other filings, applications or notices required to be made, filed, given or obtained by Buyer or any of its Affiliates with, to or from any Governmental Authorities or other Persons in connection with the consummation of the transactions contemplated hereby, except for (a) the filing of the notification and report form under the HSR Act, (b) those that become applicable solely as a result of the specific regulatory status of Seller, or
(c) those the failure to make, file, give or obtain which have not had and would not have, individually or in the aggregate, a Material Adverse Effect on Buyer.

         Section 5.4.  Litigation; Orders.  Except as set forth in Section
                       ------------------
5.4 of the Buyer Disclosure Schedule, as of the date hereof, there are no lawsuits, actions, administrative or arbitration or other proceedings or governmental investigations pending or, to Buyer's knowledge, threatened against the Buyer or any of its Subsidiaries that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Buyer. Except as set forth in Section 5.4 of the Buyer Disclosure Schedule, there are no Orders or stipulations of or by any Governmental Authority against Buyer that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Buyer.

         Section 5.5.  Brokers, Finders, Etc.  Buyer has not employed, and
                       ---------------------
is not subject to the valid claim of, any broker, finder, consultant or other intermediary in connection with the transactions contemplated by this Agreement or any of the Collateral Agreements who is or may be entitled to a fee or commission from Seller or any of its Affiliates in connection with the transactions contemplated hereby or thereby.

         Section   5.6. Financial Capability.  At the date hereof Buyer has
                        --------------------
immediately available cash or, in immediately available undrawn amounts under credit facilities that are currently in place, funds, in the amount of the Total Purchase Price. Buyer will have available as of each Closing Date (from its immediately available cash or in immediately available undrawn amounts under credit facilities that are currently or will then be in place) funds sufficient to pay the aggregate Applicable Purchase Price payable at such closing and, at the Initial Closing, the Initial Closing Purchase Price. Buyer, based on conditions that are now prevailing, knows of no circumstance or condition that is reasonably likely to prevent the availability at any Closing of such cash or availability.

                                  ARTICLE VI

                         Covenants of Seller and Buyer
                         -----------------------------

         Section 6.1.  Investigation of Business; Access to Properties and
                       ---------------------------------------------------
Records. (a) Subject to currently existing contractual and legal restrictions
-------
applicable to Seller, Section 6.10 hereof and applicable Law, Seller shall and shall cause its Affiliates to afford to representatives of Buyer reasonable access to their respective offices, properties, books and records, of and relating to the Sites, during normal business hours, as Buyer may reasonably request in its review of the Sites, such access not to damage, or unreasonably interfere with or disrupt, the operations of the Sites. Without limiting the generality of the foregoing, Buyer may commission third parties, at Buyer's sole cost and expense, to perform reasonable investigation required to confirm the accuracy of the representation (without qualification by knowledge) set forth in clause (f) of Section 4.4. In no event shall Buyer take or permit any action in its investigation of any Site which impairs or otherwise interferes with the use and operation of any active Equipment on or communications operations being conducted at a Site. All requests for access to the offices, properties, books and records, of and relating to the Sites shall be made to the Seller Representatives, who shall be solely responsible for coordinating all such requests and all access permitted hereunder and who shall have the right to accompany Buyer on any actual inspections. It is further understood and agreed that Buyer shall cooperate and consult with Seller in connection with its due diligence review of the Portfolio, and neither Buyer nor its representatives shall contact any employees, customers or suppliers of Seller, any owners/landlords of Leased/Licensed Sites or any other Person in connection with the transactions contemplated hereby or Buyer's investigation of the Sites, whether in person or by telephone, mail or other means of communication, without the specific prior written authorization of the Seller Representatives. Buyer shall indemnify Seller for any disruptions, damages or injuries caused by, or incurred in connection with, Buyer's inspection of the Sites.

         (b) Any information provided to Buyer or its representatives pursuant to this Agreement shall not be used for any purpose unrelated to the consummation of the transactions contemplated by this Agreement, and shall be held by Buyer and its representatives in accordance with, and shall be subject to the terms of, the Confidentiality Agreement. From and after the Initial Closing Date, Seller shall use its reasonable commercial efforts to treat all confidential information provided to Buyer or its representatives pursuant to this Agreement in the same manner in which it maintains its confidential information generally.

         (c) Buyer shall and shall cause its Affiliates to deliver to representatives of Seller copies of all title commitments and policies and final surveys generated by third parties in connection with the Sites promptly upon the written request of Seller. Buyer agrees (i) to hold all of the books and records received from Seller relating to the Sites and not to destroy or dispose of any thereof for a period of ten (10) years from the Initial Closing Date or such longer time as may be required by Law, and thereafter, if it desires to destroy or dispose of such books and records, to offer first in writing, at least 60 days prior to such destruction or disposition, to surrender them to Seller, and (ii) following the Initial Closing Date, to afford Seller, its accountants and legal counsel, during normal business hours, upon reasonable request, full access to such books and records, to other data and to the employees of Buyer to the extent that such access may be requested for any legitimate purpose. Buyer shall have the same rights, and Seller the same obligations, as are set forth above in this Section 6.1(c) with respect to any non-privileged records of Seller pertaining to the Sites that are retained by Seller, with the exception of Tax Returns relating to Taxes that are not the responsibility of Buyer.

         Section 6.2.  Efforts to Close; Cooperation.  (a)  Seller and Buyer
                       -----------------------------
each agree to use their commercially reasonable efforts (x) to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, and to cooperate with the other in connection with the foregoing, and (y) to refrain from taking, or cause to be refrained from taking, any action and to refrain from doing or causing to be done, anything which could reasonably be expected to impede or impair the consummation and the making effective as promptly as practicable of the transactions contemplated by this Agreement, including using its commercially reasonable efforts (i) to obtain all necessary waivers, consents, releases and approvals from other parties to material loan agreements, leases and other contracts, (ii) to obtain all consents, approvals and authorizations that are required to be obtained under any Law, (iii) to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties hereto to consummate the transactions contemplated hereby, (iv) to effect all necessary registrations and filings, including, but not limited to, filings and submissions of information requested or required by any Governmental Authority, including, without limitation, any Governmental Antitrust Authority, (v) to fulfill all conditions to this Agreement, and (vi) to correct any title defects which Buyer reasonably believes have or would reasonably be expected to have a material adverse effect on the ability of Buyer to use any Site in the manner currently used (Buyer hereby agreeing to identify any such title defects by written notice to Seller as promptly as reasonably practicable, which notice shall specify the nature of the title defect and the method by which Buyer proposes to cure the title defect), provided that the correction of any such title defect shall not, in and of itself, be a closing condition hereunder. Seller and Buyer further covenant and agree, with respect to a threatened or pending preliminary or permanent injunction or other order, decree or ruling or statute, rule, regulation or executive order that would adversely affect the ability of the parties hereto to consummate the transactions contemplated hereby, to use their respective commercially reasonable efforts to prevent the entry, enactment or promulgation thereof, as the case may be. In no event, however, shall Seller or Buyer be obligated to pay any money to any Person or to offer or grant other financial or other accommodations to any Person in connection with its obligations under this
Section 6.2 (other than its own reasonable fees and expenses of counsel and advisors) and except as otherwise provided herein. In addition, notwithstanding anything to the contrary in this Section 6.2 or otherwise, nothing in this Agreement shall prevent or restrict Seller or any of its Subsidiaries from engaging in any merger, acquisition or business combination transaction, or any disposition of any assets (other than a disposition to a Person other than Buyer of any Site (other than an Excluded Site)), or any other corporate transaction.

         (b) Seller and Buyer shall keep the other party apprised of the status of matters relating to the completion of the transactions contemplated hereby and work cooperatively in connection with obtaining the requisite Governmental Approvals of any Governmental Antitrust Authority, including, without limitation: (i) cooperating with the other party in connection with filings under the Antitrust Laws, including, with respect to the party making a filing,
(A) providing copies of all such documents to the non-filing party and its advisors prior to filing (other than documents containing confidential business information that shall be shared only with outside counsel to the non-filing party), and (B) if requested, to accept all reasonable additions, deletions or changes suggested in connection with any such filing; (ii) furnishing to each other all information required for any application or other filing to be made pursuant to any Antitrust Law in connection with the transactions contemplated by this Agreement; (iii) promptly notifying the other of, and if in writing furnishing the other with copies of, any communications from or with any Governmental Antitrust Authority with respect to the transactions contemplated by this Agreement; (iv) permitting the other party to review in advance and considering in good faith the views of one another in connection with any proposed communication with any Governmental Antitrust Authority in connection with proceedings under or relating to any Antitrust Law; (v) not agreeing to participate in any meeting or discussion with any Governmental Antitrust Authority in connection with proceedings under or relating to any Antitrust Law unless it consults with the other party in advance, and, to the extent permitted by such Governmental Antitrust Authority, gives the other party the opportunity to attend and participate thereat; and (vi) consulting and cooperating with one another in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to any Antitrust Law. If either party or any Affiliate thereof receives a request for additional information or documentary material from any such Governmental Antitrust Authority with respect to the transactions contemplated hereby, then such party will endeavor in good faith to make, or cause to be made, as soon as practicable and after consultation with the other party, an appropriate response in compliance with such request. Buyer will advise Seller promptly in respect of any understandings, undertakings or agreements (oral or written) which Buyer proposes to make or enter into with any Governmental Antitrust Authority in connection with the transactions contemplated hereby. Without limiting the generality of the foregoing, Buyer hereby agrees that, in connection with obtaining any requisite Governmental Approval of any Governmental Antitrust Authority, including satisfaction of the conditions set forth in Section 8.2 and 9.2, it shall, and shall cause its Subsidiaries to, agree to divest, hold separate, or otherwise take or commit to take any action that limits its freedom of action with respect to, or its ability to retain, (i) any and all communications sites that Buyer or its Subsidiaries agrees to acquire subsequent to the date hereof, provided that any such action is conditioned upon the consummation of the Initial Closing, and
(ii) all other communication sites that Buyer or its Subsidiaries owns or acquires pursuant to agreements existing and publicly announced as of the date hereof, including the Sites to be acquired pursuant to the terms hereof, provided that any such action is conditioned upon the consummation of the Initial Closing, and would not reasonably be expected to have, individually or in the aggregate, (x) a Material Adverse Effect on Buyer or the Portfolio, or
(y) a material adverse effect on the consolidated operating cash flow of Buyer and its Subsidiaries provided further that in no event shall Buyer or any of its Subsidiaries be required to divest, hold separate or otherwise take or commit to take any action pursuant to the provisions of this clause (ii) that limits its freedom of action with respect to, or its ability to retain, in excess of 100 communication sites.

         (c) If and to the extent that Buyer is required by Law (including by the staff of the Securities and Exchange Commission) to file with the Securities and Exchange Commission audited financial statements relating to the Portfolio (including an audited statement of net assets and an audited statement of third-party revenues and direct expenses), upon the written request of Buyer and at Buyer's sole cost and expense, Seller shall cooperate and use commercially reasonable efforts (i) to prepare or cause its independent accountants, whether before or subsequent to the Initial Closing, to prepare such statements, (ii) to execute and deliver, and cause its officers to execute and deliver, such "representation" letters as are customarily delivered in connection with audits, reasonably acceptable to Seller and as Seller's independent accountants may reasonably request under the circumstances and (iii) to cause its independent accountants to consent to the use of such financial statements in any registration, proxy or information statement or other document filed by Buyer or any of its Affiliates under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, if and to the extent that such use is required by such Laws (including by the Securities and Exchange Commission). Buyer will promptly reimburse Seller for all reasonable costs and expenses (including without limitation internal costs and expenses) incurred in connection with such cooperation, consent and commercially reasonable efforts.

         Section 6.3.  Further Assurances.  Seller and Buyer agree that, from
                       ------------------
time to time, whether before, at or after the Closing Date, each of them will execute and deliver such further instruments of conveyance and transfer and take such other actions as may be necessary to carry out the purposes and intents of this Agreement and the transactions contemplated hereby.

         Section 6.4.  Conduct of Business.  From the date hereof and until
                       -------------------
the applicable Closing and except as contemplated by this Agreement or set forth in Section 6.4 of the Seller Disclosure Schedule, Seller and each of its Subsidiaries (A) shall operate the Portfolio only in the ordinary course of business consistent with past practice; and (B) shall use commercially reasonable efforts to preserve intact the present operations of the Portfolio and to preserve its relationships with licensors, landlords, tenants, customers and others having business relationships with the Portfolio. From the date hereof until the applicable Closing and except as contemplated by this Agreement or set forth in Section 6.4 of the Seller Disclosure Schedule, Seller shall not, and shall cause each of its Subsidiaries not to, without the written consent of
Buyer:

         (a) sell, dispose of, transfer or encumber any of the Sites, other than (x) Permitted Encumbrances incurred or entered into in the ordinary course of business or (y) conveyances that are immaterial with respect to the affected Site;

         (b) enter into, or amend, modify or cancel any Lease/License, material User Lease or material Related Contract in any material respect, or waive, release or assign any material rights or claims thereunder, except for (i) an amendment or modification in the ordinary course of business, or (ii) a termination by Seller or its Subsidiaries of a Lease/License, material User Lease or material Related Contract because of a breach by a third party;

         (c) make, with respect to the Sites, any loans or advances to, or investments in, any Person, other than in the ordinary course of business; or

         (d) agree, so as to legally bind Buyer whether in writing or otherwise, to take any of the actions set forth in this Section 6.4 and not otherwise permitted by this Agreement.

         Notwithstanding the provisions of this Section 6.4, nothing in this Agreement shall be construed or interpreted to prevent Seller from (x) engaging in any activity with respect to any of its businesses other than the operation of the Sites, (y) taking any action with respect to any Restricted Sites contemplated under Article III or (z) removing Excluded Assets or Excluded Equipment from the Ground Leased Sites. As reasonably requested from time to time by Buyer, Seller shall confer with one or more representatives of Buyer to report material operational matters and the general status of ongoing operations relating to any of the Sites.

         Section 6.5.  Public Announcements.  Except as may otherwise be
                       --------------------
required by applicable Law, Seller and Buyer shall not issue, or permit any agent or Affiliate to issue, any press releases or otherwise make, or permit any agent or Affiliate to make, any public statements with respect to this Agreement and the transactions contemplated hereby. Where disclosure is required by applicable Law, the issuing party shall use its commercially reasonable efforts to consult with the other party and agree upon the nature, content and form of such disclosure.

         Section 6.6.  Non-Solicitation.  Buyer will not, for a period of two
                       ----------------
years from the date hereof, without the prior written approval of Seller, directly or indirectly, solicit, encourage or induce any person who is an employee of Seller or any its Subsidiaries, to terminate his or her employment with Seller or any of its Subsidiaries; provided, however, that the foregoing
                                        --------  -------
shall not prevent Buyer or any of its Subsidiaries from (a) soliciting or actively seeking to hire any such employee who (i) initiates employment discussions with it, or (ii) is not employed by Seller or any of its Subsidiaries on the date Buyer or any of its Subsidiaries first solicits such employee, or (b) soliciting through general advertisement, including without limitation in trade journals and on the Internet. Buyer agrees that any remedy at law for any breach by it of this Section 6.6 would be inadequate, and Seller would be entitled to injunctive relief in such a case. If it is ever held that the restriction placed on Buyer by this Section 6.6 is too onerous and is not necessary for the protection of Seller, Buyer agrees that any court of competent jurisdiction may impose lesser restrictions which such court may consider to be necessary or appropriate to properly protect Seller.

         Section 6.7.  Corporate Name.  Buyer acknowledges that Seller has
                       --------------
and shall at all times have the absolute and exclusive proprietary right to all Names incorporating "AT&T" by itself or in combination with any other Name, including, without limitation, the corporate design logo associated with "AT&T", and that none of the rights thereto or goodwill represented thereby or pertaining thereto are being transferred hereby or in connection herewith. Buyer agrees that it will not, nor will it permit any of its Affiliates to, use any Name, phrase or logo incorporating "AT&T" or such corporate design logo in or on any of its literature, sales materials, agreements or products or otherwise in connection with the sale of any products or services or in the operation of the Sites.

         Section 6.8.  Collateral Agreements.  (a)  At the Initial Closing,
                       ---------------------
the parties thereto shall execute and deliver, in addition to the closing deliveries described in Section 2.6, (i) the Master Lease Agreements (unless no Site covered thereby is transferred at the Initial Closing), (ii) the Transition Services Agreement, (iii) the Build-to-Suit Agreement, (iv) the Guaranty Agreement, and (v) if applicable to the Sites being transferred to Buyer at the Initial Closing, the Ancillary Lease Agreement, the Ground Lease Agreement and the other Collateral Agreements.

         (b) At each subsequent Closing, in addition to the closing deliveries described in Section 2.7, the parties thereto shall amend, to the extent applicable, the appropriate annexes or exhibits of the existing Collateral Agreements to reflect the additions of the relevant new Sites being transferred to Buyer at such Closing and, if applicable to the Sites then being transferred to Buyer, execute and deliver additional Collateral Agreements to cover the relevant new Sites transferred to Buyer at such Closing.

         Section 6.9.   Actions by Buyer and Seller Subsidiaries.  Each of
                        ----------------------------------------
Buyer and Seller shall ensure that each of its respective Subsidiaries takes all actions necessary to be taken by such Subsidiary in order to fulfill Buyer's or Seller's respective obligations hereunder.

         Section 6.10.  Environmental Matters.  (a)  Buyer may commission,
                        ---------------------
solely at Buyer's cost and expense, Phase I (and with Seller's consent, which consent shall not unreasonably be withheld, delayed or conditioned, Phase II) environmental audits of all Sites. Seller has heretofore made available and, to the extent requested in writing by Buyer, furnished (at Seller's sole cost and expense) to Buyer true, correct and complete copies of all Phase I and Phase II environmental audits (excluding attachments, appendices, exhibits and schedules) of the Sites that Seller has been able to locate (and in the case of those located only in electronic form, print out) as of the date hereof using its good faith efforts.

         (b) If requested in writing by Seller, Buyer shall promptly provide (at Buyer's sole cost and expense) to Seller (i) the results of any and all environmental sampling and other analytical testing that may be conducted and
(ii) any and all environmental reports (including the results of the aforementioned Phases I and if applicable, Phase II reports) generated by Buyer as a result of these studies. Unless otherwise required by applicable Law, neither any reports nor any information contained in said reports or otherwise generated by Buyer hereunder, shall be released to any other party without the prior written consent of Buyer and Seller, except that either Buyer or Seller may release such reports in connection with any merger of Buyer or Seller or disposition of assets that includes the Sites to which the reports apply (or Liability with respect thereto). If the transactions contemplated by this Agreement are not consummated or if any Site becomes a Restricted Site or is otherwise excluded from the transactions contemplated by this Agreement, Buyer shall (1) if requested by Seller, turn over to Seller (at no cost to Seller) all reports, documents, data and other writings and information, including copies and electronic format thereof, relating to any and all investigations or studies conducted with respect to environmental conditions or compliance associated with such (or all, in the event of nonconsummation) Sites, and such reports, documents and/or writings shall become the exclusive property of Seller, or (2) destroy such documentation and information pursuant to the Confidentiality Agreement; provided, however, that Buyer may, unless mutual releases are exchanged by the
--------  -------
parties in connection with any termination of this Agreement, deliver one copy thereof to its independent counsel which shall be bound by the provisions of this Section 6.10(b).

         Section 6.11.  AWS Leases.  At the Closing with respect to any Site
                        ----------
listed in Exhibit O, each of the lease agreements existing on the date hereof between Seller or one of its Subsidiaries, on the one hand, and AT&T Wireless Services, Inc. or one of its Subsidiaries, on the other hand, relating to the leasing of space on or relating to the Towers on such Sites ("Existing AWS Leases"), shall be amended and restated in the form of the Master AWS Lease Agreement.

         Section 6.12.  Title Insurance Commitments.  (a)  Seller and Buyer
                        ---------------------------
shall work together and cooperate in order to obtain and cause to be delivered to Buyer (for Buyer's use for purposes of obtaining title insurance and confirmatory due diligence in respect of Seller's representations set forth in Section 4.4) and Seller as promptly as practicable following execution of this Agreement, copies of commitments to issue owner's or leasehold title insurance policies ("Title Commitments") for each Site as to
                                     -----------------
which Seller has an insurable real property interest ("Insurable Sites") in
                                                       ---------------
accordance with the letter agreement among the Title Company, Seller and Buyer. The costs of obtaining the Title Commitments and title insurance policies pursuant to the Title Commitments (the "Title Policies") (at the rate of $1,100
                                        --------------
per Site up to a maximum of $2,132,900 in the aggregate, which includes "breakage" and "cancellation" fees associated therewith) and fees of the Title Company for attendance at the Closings shall, subject to the last sentence of this Section 6.12(a), be shared equally by Buyer and Seller, and at the Initial Closing, Buyer shall reimburse Seller for Buyer's portion of such costs (to the extent that Buyer's portion of such costs was initially borne by Seller). Except as provided in Section 3.2, any title insurance premiums or costs relating to the Title Policies (other than fees of the Title Company for attendance at the Closings) which are in excess of the $1,100 per Site average or in excess of $2,132,900 in the aggregate shall be paid by Buyer. If, at any proposed Closing (other than the Final Closing) relating to any Insurable Site for which a Title Commitment shall have been issued, Buyer shall be unable to obtain a Title Policy insuring its interest in such Site notwithstanding Buyer's having exercised its commercially reasonable efforts to do so, then, provided that Buyer shall continue to exercise commercially reasonable efforts to obtain such Title Policy, Buyer shall have the right to defer the transfer and assignment of such Site to the next Closing hereunder; provided, however, that,
                                         --------  -------
notwithstanding the foregoing, (x) provided that Seller has reasonably cooperated with Buyer in selecting the Sites to be transferred and assigned to Buyer at the Initial Closing, in no event shall Buyer have the right to defer the transfer and assignment of any Site if the effect of such deferral would be that fewer than 350

Sites would be transferred and assigned at the Initial Closing, and (y) Buyer's ability to obtain Title Policies for any or all of the Sites in and of itself shall not be a closing condition hereunder, and any Sites the transfer and assignment of which shall have been deferred pursuant to this sentence shall be transferred and assigned at the next Closing following the date on which Buyer is able to obtain Title Insurance therefor (Buyer hereby agreeing to continue to exercise commercially reasonable efforts to do so) or, if Buyer shall have continued to be unable to obtain Title Insurance therefor, at the Final Closing, regardless of the state of title therefor, subject to the other conditions of this Agreement. Buyer acknowledges and agrees that, unless the conditions set forth in Article VIII shall fail to be satisfied, Buyer shall be obligated to purchase all of the Sites (other than Excluded Sites and Strategic Sites) regardless of the state (or absence) of title thereto, the title defects or other Liens applicable thereto, or the inability to obtain a Title Commitment or Title Policy therefor. Any amounts incurred by Seller pursuant to this Section
6.12 shall be applied toward the Cap described in Section 10.3. Seller's obligations pursuant to the second and third sentences of this Section 6.12(a) shall be determined as if all Excluded Sites and all Strategic Sites were Sites.

         (b) Notwithstanding the provisions of Section 2.5(b), the Initial Closing shall (if applicable) be deferred until the date which is the last to occur of: (i) 50 days after the date on which Buyer shall have received the first 500 Title Commitments to be received by Buyer, (ii) 40 days after the date on which Buyer shall have received the first 1,000 Title Commitments to be received by Buyer (inclusive of all previously received Title Commitments),
(iii) 30 days after the date on which Buyer shall have received the first 1,500 Title Commitments to be received by Buyer (inclusive of all previously received Title Commitments), and (iv) 20 days after the date on which Buyer shall have received the balance of the Title Commitments to be received by

Buyer; provided, however, that (x) this provision shall not apply, and the date for the Initial Closing shall not be extended, unless Buyer shall have exercised all reasonable efforts to obtain all Title Commitments as promptly as practicable, (y) for purposes of Section 2.5(b), Buyer shall be deemed to have received a Title Commitment for each Site as to which Seller does not have an insurable interest (and as to which no title insurance commitment will therefore be available), and (z) in no event shall the Initial Closing be deferred beyond February 1, 2000 pursuant to this provision and this provision shall cease to have any effect on February 1, 2000 regardless of how many Title Commitments Buyer shall have received and when such Title Commitments were received. Buyer acknowledges and agrees that unless the conditions set forth in Article VIII shall fail to be satisfied, Buyer shall be obligated to purchase all of the Sites (other than the Excluded Sites and the Strategic Sites) regardless of Buyer's ability to obtain Title Commitments therefor, except only that the date of the Initial Closing may be deferred temporarily pursuant to this Section 6.12(b) up to (but not beyond) February 1, 2000. Notwithstanding anything to the contrary in this Agreement, Seller's only representations and warranties as to title to or ownership of the Owned Land or as to any Lease/License are set forth in Section 4.4.

         Section 6.13.  Other Documentation.  Prior to or in connection with
                        -------------------
each Closing, Seller shall, at its expense, use commercially reasonable efforts to deliver or cause to be delivered to Buyer (a) copies of all written (and effective) Lease/Licenses, Related Contracts, User Leases and material Governmental Approvals solely related to the Sites to be assigned and transferred to Buyer at such Closing or, to the extent not solely related, appropriate extracts thereof, and (b) copies of, or extracts from, all current files and records of Seller or any of its Affiliates solely related to the ownership, occupancy or leasing of the Sites to be assigned and transferred to Buyer at such Closing or, to the extent not so solely related, appropriate extracts thereof, provided, however, that (a) the failure to deliver any of the foregoing
         --------  -------
that is not located by Seller after using commercially reasonable efforts to do so shall not be considered a breach of this Agreement and (b) Seller shall not be required to deliver to Buyer any privileged document.

         Section 6.14.  Removal of Equipment.  Buyer acknowledges and agrees
                        --------------------
that certain of the Equipment located on the Towers and in the Buildings or on the Land may be Removable Equipment. Buyer shall have the right, subject (to the extent applicable) to the terms of Paragraph 2.D. of the Master AT&T Lease Agreement, to remove such Removable Equipment (except for any Equipment owned by
AWS) and repair any damage caused by or due to such removal or such Removable Equipment. Upon receipt by Seller of written notice (with appropriate supporting documentation) by Buyer of reasonable costs incurred by Buyer to third parties (or where work is performed by a unit or Affiliate of Buyer that generally performs such services for profit, of market rates no greater than that available from third parties) pursuant to this Section 6.14 prior to the fourth anniversary of the Initial Closing, together with documentation demonstrating that the removal of such Removable Equipment was reasonably necessary to enable Buyer to lease the last useful space on a Tower to a particular tenant (after giving effect to height requirements imposed by such tenant and to such Tower's wind loading capabilities), Seller shall reimburse Buyer for 50% of such documented reasonable third party costs (or such documented market rates); provided, however, that Seller's reimbursement obligation to Buyer pursuant to
--------  -------
this Section 6.14 and pursuant to Paragraph 4.D. of the Master AT&T Lease Agreement shall be limited to an aggregate of $4 million. Notwithstanding anything to the contrary in this Section 6.14, all title, risk of loss and responsibility for reclamation and/or disposal of Removable Equipment resides with Buyer.

         Section 6.15.  Release of Seller Indebtedness.  At or prior to the
                        ------------------------------
Closing applicable to each Site (and after such Closing, with respect to any of the following discovered after such Closing), Seller shall cause either to be paid off, released of record, bonded off or insured over by the relevant title insurer any mortgages, deeds of trust, deeds to secure debt or similar security instruments (collectively, "Indebtedness") which (i) encumber Seller's title to
                            ------------
such Site and secure indebtedness for borrowed money owing by Seller or any Affiliate of Seller or represent capitalized lease obligations of Seller or any Affiliate of Seller and (ii) were disclosed by Buyer to Seller in a written notice which references this Section 6.15 and requests that Seller take (at Seller's option) one of the actions described above in this sentence. Notwithstanding the preceding sentence, if Buyer discloses to Seller the existence of Indebtedness covered by clause (i) of this Section 6.15 after the date that is 10 business days prior to such Closing and before the date of such Closing, Seller shall elect to take one of the actions described in the preceding sentence with respect to such Indebtedness at or prior to such Closing or to defer the closing of the Site encumbered by such Indebtedness to the following Closing.

         Section 6.16.  Certain User Leases.  The parties acknowledge that
                        -------------------
certain User Leases with respect to space on Towers located on Ground Leased Land or on the Site identified as WAK012 on Exhibit C (the "Joe Butte Site")
                                                            --------------
have provisions which allow the tenants thereunder to maintain certain equipment on land or in buildings owned by Seller which are not included in the Ground Leased Sites or the Joe Butte Site, as applicable (as the case may be, the "Adjacent Space"). With respect to each such User Lease, at the Closing
 --------------
applicable to the underlying Ground Leased Site or the Joe Butte Site, Seller shall either (i) grant to Buyer LP a temporary, rent-free, license to have access to the Adjacent Space sufficient to the extent practicable so that Buyer LP shall be able to perform the obligations of the lessor under the applicable User Lease which relate to the Adjacent Space (such license to terminate upon the later of (x) 90 days following the Closing related to such Site or (y) expiration of the term of such User Lease, including any renewal or extension options exercised by the user thereunder (provided that Buyer LP will use commercially reasonable efforts, but without any obligation to pay any costs or fees in respect thereof (other than its own reasonable fees and expenses of counsel and advisors), to move any such user out of such land or building prior to any renewal term) (the "Interim Period"), and to be subject to
                                          --------------
such terms, conditions, rules and regulations as Seller shall reasonably determine), or (ii) enter into an agreement with the tenant under such User Lease pursuant to which such User Lease shall be bifurcated into two leases, the first applicable to the Adjacent Space and rent-free (under which Seller shall remain the landlord) and the second applicable to the remainder of the premises under the User Lease (under which Buyer LP shall be the landlord). Notwithstanding any provision hereof to the contrary, all Liabilities of Seller or any of its Affiliates under or related to the User Leases referred to in this
Section 6.16 (as well as all other User Leases) are Assumed Liabilities and such User Leases shall be assumed by Buyer at the applicable Closing pursuant to the General Assignment and Assumption Agreement except for Liabilities arising out of a violation by Seller of any such bifurcated User Lease in respect of the Adjacent Space during such Interim Period. Buyer and Seller shall cooperate reasonably to effectuate the terms of this Section 6.16.

         Section 6.17.  Insurance.  For so long as Seller or its Affiliates are
                        ---------
the beneficiaries of any Reserved Easement (as defined in the Deeds and in the Ground Lease Agreement or Bill of Sale, respectively), if the beneficiary of such Reserved Easement is required to carry liability insurance or to be the beneficiary of self-insurance (including through a captive insurance company) under the express provisions of the applicable Deed or Section 2.1 of the Ground Lease Agreement in order to prevent the termination of the easements, as applicable, then Seller shall cause such beneficiary to carry such liability insurance or to be the beneficiary of such self insurance.

                                  ARTICLE VII

                                  Tax Matters
                                  -----------

         Section 7.1.  Allocation of Transfer, Property and Other Taxes.  (a)
                       ------------------------------------------------
Notwithstanding any other provision of this Agreement or the Collateral Agreements, all Transfer Taxes incurred in connection with the transactions contemplated by this Agreement (including any transfer of assets to a Special Subsidiary and transfer of a Special Subsidiary to Buyer pursuant to Section 2.10, but subject to the last sentence of Section 2.10) or any of the Collateral Agreements shall be borne equally by Buyer and Seller. Buyer and Seller shall cooperate in providing each other with any appropriate resale exemption certifications and other similar documentation. The party that is required by applicable Law to file the Tax Returns with respect to any applicable Transfer Taxes shall do so, and the other party shall cooperate with respect thereto as necessary.

         (b) All Property Taxes levied with respect to the Sites for a taxable period which includes (but does not end on) the applicable Closing Date shall be apportioned between Seller and Buyer based on the number of days of such taxable period included in the Pre-Closing Tax Period and the number of days of such taxable period after the applicable Closing Date. Seller shall be liable for the proportionate amount of such taxes that is attributable to the Pre-Closing Tax Period, and Buyer shall be liable for the proportionate amount of such Taxes that is attributable to the Post-Closing Tax Period; provided, however, that any
                                                     --------  -------
appraisal of any Site
occurring after, or as a result of, the applicable Closing for such Site, and any Taxes resulting from such an appraisal, shall not be taken into account for purposes of calculating Excluded Taxes or the proportionate amount of Property Taxes attributable to the Pre-Closing Tax Period. In the case of any Property Tax imposed on a unitary group method, the amount of Property Taxes attributable to, or levied with respect to, a Site shall equal the aggregate Property Taxes imposed by the relevant taxing jurisdiction multiplied by a fraction, the numerator of which is the original cost of the Site and the denominator of which is the aggregate original cost of all the property included in the unitary group for purposes of such Property Tax to the relevant taxing jurisdiction. Upon receipt of any bill for Property Taxes relating to the Sites (or, in the case of any Property Taxes for which a bill is received by Seller prior to the applicable Closing Date, then at any time after receipt thereof), each of Seller or Buyer shall present a statement to the other setting forth the amount of reimbursement to which each is entitled under this Section 7.1(b) together with such supporting evidence as is reasonably necessary to calculate the proration amount. The proration amount shall be paid by the party owing it to the other within 30 days after delivery of such statement (provided that Buyer shall not be required to pay the proration amount with respect to a Site prior to the Closing Date for such Site). In the event that either Seller or Buyer shall make any payment of Property Taxes for which it is entitled to reimbursement under this Agreement, the other party shall make such reimbursement promptly but in no event later than 30 days after the presentation of a statement setting forth the amount of reimbursement to which the presenting party is entitled along with such supporting evidence as is reasonably necessary to calculate the amount of reimbursement. In the event of any disagreement between Seller and Buyer as to the amounts required to be paid pursuant to this Section 7.1(b) or Section 7.1(c), Seller and Buyer shall attempt in good faith to resolve such dispute prior to the date payment is due and, failing that, a nationally recognized neutral accountant firm mutually acceptable to Buyer and Seller shall resolve such disagreement expeditiously. No proration amounts or reimbursement payments contemplated by this Section 7.1(b) shall be required to be made unless the aggregate amount of such amounts claimed is at least $10,000.

         (c) Buyer shall indemnify and hold harmless Seller from and against any and all Taxes arising from or attributable to the Sites, other than Excluded Taxes. Nonincome Taxes, other than Property Taxes, arising from or attributable to the Sites for the Pre-Closing Tax Period shall be computed as if such taxable period ended as of the close of business on the Closing Date. Seller shall be liable for the amount of such Taxes attributable to the Pre-Closing Tax Period, and Buyer shall be liable for all other Nonincome Taxes, other than Property Taxes, arising from or attributable to, the Sites. Seller shall pay Buyer, or Buyer shall pay Seller, the amount of any Nonincome Taxes, other than Property Taxes, for which Seller or Buyer, respectively, is liable on or before the date such Taxes are due to the applicable Governmental Authority.

         Section 7.2.  Cooperation.  Buyer and Seller agree to furnish or cause
                       -----------
to be furnished to each other, upon request, as promptly as practicable, such information and assistance relating to the Sites (including, without limitation, access to books and records) as is reasonably necessary for Tax Purposes. Buyer and Seller shall retain all books and records with respect to Taxes pertaining to the Sites for a period of at least six years following the applicable Closing Date. At the end of such period, each party shall provide the other with at least 60 days' prior written notice before destroying any such books and records, during which period the party receiving such notice can elect to take possession, at its own expense, of any books and records reasonably required by such party for Tax Purposes. Seller and Buyer shall cooperate with each other in the conduct of any audit or other proceeding relating to Taxes involving the Sites.

         Section 7.3.  Refunds and Carrybacks.  Seller shall be entitled to any
                       ----------------------
refunds of, or credits arising from, Excluded Taxes. Buyer shall be entitled to any refunds of, or credits arising from, Taxes arising from, or attributable to, the Sites, other than refunds of, or credits arising from, Excluded Taxes.
Buyer shall, or shall cause its Affiliates to, promptly forward to Seller or to reimburse Seller for any refunds or credits due Seller (pursuant to the terms of this Article VII) after receipt or realization thereof, and Seller shall promptly forward to Buyer or reimburse Buyer for any refunds or credits due Buyer (pursuant to the terms of this Article VII) after receipt or realization thereof.

         Section 7.4.  [intentionally omitted]

         Section 7.5.  Survival.  Notwithstanding any other provision of this
                       --------
Agreement, with respect to any Site that is transferred pursuant to this Agreement, the provisions of this Article VII shall survive until the date that is 60 days following the expiration of the applicable statute of limitations, including as it may be extended from time to time by either of the parties.

         Section 7.6.  Tax Claims. Seller shall be entitled to control the
                       ----------
defense of any Tax Claim unless the claim for Taxes that are not Excluded Taxes exceeds the claim for Taxes that are Excluded Taxes, in which event Buyer shall be entitled to control the defense of such Tax Claim (in either case, the party controlling such defense shall be the "Controlling Party," and the other party
                                       -----------------
shall be the "Non-Controlling Party"). The Non-Controlling Party shall be
              ---------------------
entitled to participate fully (at its sole expense) in the conduct of any Tax Claim and the Controlling Party shall not settle such Tax Claim without the consent of the Non-Controlling Party (which consent shall not be unreasonably withheld, delayed or conditioned), provided that if the Non-Controlling Party withholds consent to a proposed settlement of a Tax Claim, then the Controlling Party's liability for Excluded Taxes shall not exceed the amount of such liability under the proposed settlement. The costs and expenses of conducting the defense of such Tax Claim shall be reasonably apportioned based on the relative amounts of the claim for Taxes that are Excluded Taxes and the claim for Taxes that are not Excluded Taxes.

                                 ARTICLE VIII

                   Conditions to Buyer's Obligation to Close
                   -----------------------------------------

         Buyer's obligation to consummate the transactions contemplated hereby is subject to the satisfaction on or prior to the relevant Closing Date (unless otherwise provided below) of each of the following conditions, any or all of which may be waived in whole or in part by Buyer:

         Section 8.1.  Representations, Warranties and Covenants of Seller.
                       ---------------------------------------------------
(a) The representations and warranties of Seller contained in this Agreement shall be true and correct on and as of the Initial Closing Date with the same effect as though such representations and warranties had been made on and as of such date, except for (i) representations and warranties that speak as of a specific date or time other than the relevant Closing Date (which need only be true and correct as of such date or time), (ii) any failures of such representations and warranties to be true and correct which have not had and would not reasonably be expected to have, individually or in the aggregate (taken together with any conditions or restrictions that would result in the failure to satisfy the conditions set forth in Sections 8.3(b) and 8.5(c) without giving effect to the Material Adverse Effect qualification in such Sections), a Material Adverse Effect on Seller or the Portfolio; provided,
                                                                 --------
however, that for the purpose of this clause
-------

(ii) representations and warranties and the terms used therein that are qualified as to materiality (including by reference to "Material Adverse
                                                        ----------------
Effect") shall not be deemed to be so qualified, and (iii) Exceptions that have
------
been cured pursuant to Section 3.2(b) or that relate to Sites that are not being sold to Buyer at such Closing.

         (b) The covenants and agreements of Seller to be performed on or before the relevant Closing Date in accordance with this Agreement shall have been duly performed in all material respects.

         (c) Buyer shall have received at the relevant Closing a certificate to the effect set forth in paragraphs (a) and (b) above dated the relevant Closing Date and validly executed on behalf of Seller.

         Section 8.2.  HSR Filings.  At the Initial Closing Date, any waiting
                       -----------
periods applicable to the consummation of the transactions contemplated hereby under the HSR Act shall have expired or been terminated, or Seller or Buyer shall have mutually concluded that no filing under the HSR Act is required with respect to the transactions contemplated hereby, and no action shall have been instituted by the United States Department of Justice or the United States Federal Trade Commission challenging or seeking to enjoin the consummation of the transactions contemplated hereby, which action shall not have been withdrawn or terminated.

         Section 8.3.  No Injunction or Proceedings.  (a)  At the relevant
                       ----------------------------
Closing Date, there shall be no Order that is in effect that restrains or prohibits the transfer from Seller to Buyer of the Sites covered by such Closing. In the event that there is an Order that is in effect that restrains or prohibits the purchase and sale of a Site or Sites, such Site or Sites shall not be transferred, and the Total Purchase Price shall be reduced by the Applicable Purchase Price for such Site or Sites, unless such Order is reversed.

         (b) At the Initial Closing Date, there shall be no Order, and no other action or proceeding by any Governmental Authority shall be pending, which is reasonably likely to have the effect of preventing consummation of the Initial Closing as provided herein, or permitting consummation of the transactions contemplated hereby only subject to any condition or restriction that has had or would reasonably be expected to have (taken together with any conditions or restrictions that would result in the failure to satisfy the conditions set forth in Sections 8.1 and 8.5(c) without giving effect to the Material Adverse Effect qualification in such Sections) a Material Adverse Effect on the Portfolio.

         Section 8.4.  Collateral Agreements.  (a)  As a condition to the
                       ---------------------
Initial Closing only, Seller shall have executed and delivered (i) the Master AT&T Lease Agreement covering the relevant Sites being transferred to Buyer at the Initial Closing, (ii) the Master AWS Lease Agreement covering the relevant Sites being transferred to Buyer at the Initial Closing, (iii) one or more Ancillary Lease Agreements covering the relevant Sites being transferred to Buyer at the Initial Closing, (iv) a Ground Lease Agreement for each Ground Leased Site being transferred to Buyer at the Initial Closing, (v) a Transition Services Agreement covering the relevant Sites being transferred to Buyer at the Initial Closing, (vi) the Build-to-Suit Agreement, (vii) the Guaranty Agreement,
(viii) if applicable, the Master Operating Agreement covering any Sites designated at that time by Seller as Operated Sites pursuant to Section 3.2(b)(iv), and (ix) if applicable, one or more subleases covering any Sites designated at that time by Seller to be subleased pursuant to Section 3.2(b)(iii).

         (b) As a condition to each subsequent Closing, Seller shall have executed and delivered (i) an amendment to each of the Master AT&T Lease Agreement, the Master AWS Lease Agreement, the Transition Services Agreement and, if previously entered into, the Master

Operating Agreement, in each case, as applicable, to add to the Sites covered thereby any Sites being transferred to Buyer at (or that will become Operated Sites as of) such Closing, (ii) if applicable, one or more Ancillary Lease Agreements covering the relevant Sites being transferred to Buyer at such Closing, (iii) a Ground Lease Agreement for each Ground Leased Site being transferred to Buyer at such Closing, (iv) if not previously entered into and if applicable, the Master Operating Agreement to cover any Sites designated at that time by Seller as Operated Sites pursuant to Section 3.2(b)(iv), and (v) if applicable, one or more subleases covering any Sites designated at that time by Seller to be subleased pursuant to Section 3.2(b)(iii).

         Section 8.5.  Other Private Approvals and Governmental Approvals.  (a)
                       --------------------------------------------------
At or prior to the relevant Closing Date, Seller shall have cured in accordance with Article III each Exception with respect to each Site to be covered by such Closing. In the event that an Exception with respect to a Site to be covered by such Closing has not been cured in accordance with Article III, such Site shall not be transferred, and shall continue to be treated as a Restricted Site in accordance with Article III.

         (b) At or prior to the Initial Closing, Seller shall have either designated as Excluded Sites, or cured in accordance with Article III Exceptions with respect to, a sufficient number of Restricted Sites such that (i) there is no Material Adverse Effect on the Portfolio assuming that all remaining Restricted Sites are designated as Excluded Sites, and (ii) there is no Material Adverse Effect on the Portfolio assuming all remaining Exceptions are cured in accordance with Article III.

         (c) At or prior to the Initial Closing Date, all Private Approvals and Governmental Approvals (other than that relating to the HSR Act and those which are listed on Section 3.1 of the Seller Disclosure Schedule as a "post-closing approval") necessary for the

Buyer to own the Sites to be transferred (or in the case of any Site that is to be transferred in some other manner hereunder, necessary for such Site to so transferred) at the applicable Closing shall have been obtained, (i) without the imposition, individually or in the aggregate, of any condition or requirement that has had or reasonably would be expected to have, individually or in the aggregate (taken together with any conditions or restrictions that would result in the failure to satisfy the conditions set forth in Sections 8.1, 8.3(b) and 8.5(c)(ii) without giving effect to the Material Adverse Effect qualification in such Sections), a Material Adverse Effect on the Portfolio, (ii) except for such Private Approvals and Governmental Approvals described in clause (i) the failure of which to obtain has not had and would not reasonably be expected to have, individually or in the aggregate (taken together with any conditions or restrictions that would result in the failure to satisfy the conditions set forth in Sections 8.1, 8.3(b) and 8.5(b)(i) without giving effect to the Material Adverse Effect qualification in such Sections), a Material Adverse Effect on the Portfolio.

         Section 8.6.  Other Closing Documents.  Buyer shall have received all
                       -----------------------
customary evidence of authority it may reasonably request relating to the existence of Seller and the authority of Seller to enter into and consummate this Agreement, the Collateral Agreements and the transactions contemplated hereby, all in form and substance reasonably satisfactory to Buyer.

         Section 8.7.  Restricted Sites.  At or prior to the Initial Closing,
                       ----------------
the sum of (x) the number of Excluded Sites and (y) the number of Restricted Sites with respect to which all Exceptions have not been cured, shall not exceed 650 Sites.

                                  ARTICLE IX

                  Conditions to Seller's Obligation to Close
                  ------------------------------------------

         Seller's obligation to consummate the transactions contemplated hereby is subject to the satisfaction on or prior to the relevant Closing Date (unless otherwise provided below) of each of the following conditions, any or all of which may be waived in whole or in part by Seller:

         Section 9.1.  Representations, Warranties and Covenants of Buyer.  (a)
                       --------------------------------------------------
The representations and warranties of Buyer contained in this Agreement shall be true and correct on and as of the Initial Closing Date with the same effect as though such representations and warranties had been made on and as of such date except for (i) representations and warranties that speak as of a specific date or time other than the relevant Closing Date (which need only be true and correct as of such date or time), and (ii) any failures of such representations and warranties to be true and correct which have not had and would not reasonably be expected to have, individually or in the aggregate (taken together with any conditions or restrictions that would result in the failure to satisfy the conditions set forth in Sections 9.3(b), 9.5(b) and 9.5(c) without giving effect to the Material Adverse Effect qualification in such Sections), a Material Adverse Effect on Buyer; provided, however, that for the purpose of
                                  --------  -------
this clause (ii) representations and warranties that are qualified as to materiality (including by reference to "Material Adverse Effect") shall not be
                                        -----------------------
deemed to be so qualified.

         (b) The covenants and agreements of Buyer to be performed on or before the relevant Closing Date in accordance with this Agreement shall have been duly performed in all material respects.

         (c) Seller shall have received at the relevant Closing a certificate to the effect set forth in paragraphs (a) and (b) above dated the relevant Closing Date and validly executed on behalf of Buyer.

         Section 9.2.  HSR Filings.  At the Initial Closing Date, any waiting
                       -----------
periods applicable to the consummation of the transactions contemplated hereby under the HSR Act shall have expired or been terminated, or Seller or Buyer shall have mutually concluded that no filing under the HSR Act is required with respect to the transactions contemplated hereby, and no action shall have been instituted by the United States Department of Justice or the United States Federal Trade Commission challenging or seeking to enjoin the consummation of the transactions contemplated hereby, which action shall not have been withdrawn or terminated.

         Section 9.3.  No Injunction or Proceedings. (a)  At the relevant
                       ----------------------------
Closing Date, there shall be no Order that is in effect that restrains or prohibits the transfer from Seller to Buyer of the Sites covered by such Closing. In the event that there is an Order that is in effect that restrains or prohibits the purchase and sale of a Site or Sites, such Site or Sites shall not be transferred and the Total Purchase Price shall be reduced by the Applicable Purchase Price for such Site or Sites, unless such Order is reversed.

         (b) At the Initial Closing Date, there shall be no Order, and no other action or proceeding by any Governmental Authority shall be pending, which is reasonably likely to have the effect of preventing consummation of the Initial Closing as provided herein, or permitting consummation of the transactions contemplated hereby only subject to any condition or restriction that has had or would reasonably be expected to have (taken together with any conditions or restrictions that would result in the failure to satisfy the conditions set forth in

Sections 9.1, 9.5(b) and 9.5(c) without giving effect to the Material Adverse Effect qualification in such Sections) a Material Adverse Effect on the Portfolio.

         (c) At the relevant Closing, there shall be no Order, and no other action or proceeding by any Governmental Authority shall be pending, pursuant to which the sale or other transfer contemplated hereby of a Site would result in a cost, fee, penalty, condition or requirement that has cost or would reasonably be expected to cost, individually or in the aggregate for such Site, in excess of the Applicable Purchase Price for such Site; provided, however, that to the extent such Order or other pending action or proceeding relates solely to one or more Sites yet to be transferred to Buyer, the sole rights of Seller under this clause (c) shall be (i) to defer the transfer to Buyer of such Site or Sites until the following Closing, or in the case of the Final Closing, to exclude such Site or Sites from the Portfolio, in which case, the Total Purchase Price shall be reduced by the Applicable Purchase Price for each such excluded Site, or (ii) if agreed to by both Buyer and Seller, to pay such cost, fee or penalty, accept such condition or requirement, and not defer such transfer beyond the Final Closing Date, in which case the amount paid shall be added to the "Consent Amount" or (iii) to waive this condition with respect to such Site.

         Section 9.4.  Collateral Agreements.  (a)  As a condition to the
                       ---------------------
Initial Closing only, Buyer shall have executed and delivered (i) the Master AT&T Lease Agreement covering the relevant Sites being transferred to Buyer at the Initial Closing, (ii) the Master AWS Lease Agreement covering the relevant Sites being transferred to Buyer at the Initial Closing, (iii) one or more Ancillary Lease Agreements covering the relevant Sites being transferred to Buyer at the Initial Closing, (iv) a Ground Lease Agreement for each Ground Leased Site being transferred to Buyer at the Initial Closing, (v) a Transition Services Agreement covering the relevant Sites being transferred to Buyer at the Initial Closing, (vi) the Build-to-Suit Agreement, (vii) the Guaranty Agreement, (viii) if applicable, the Master Operating Agreement covering any Sites designated at that time by Seller as Operated Sites pursuant to Section 3.2(b)(iv), and (ix) if applicable, one or more subleases covering any Sites designated at that time by Seller to be subleased pursuant to Section 3.2(b)(iii).

         (b) As a condition to each subsequent Closing, Buyer shall have executed and delivered (i) an amendment to each of the Master AT&T Lease Agreement, the Master AWS Lease Agreement, the Transition Services Agreement and if previously entered into, the Master Operating Agreement, in each case, as applicable, to add to the Sites covered thereby any Sites being transferred to Buyer at (or that will become Operated Sites as of) such Closing, (ii) if applicable, one or more Ancillary Lease Agreements covering the Sites being transferred to Buyer at such Closing, (iii) a Ground Lease Agreement for each Ground Leased Site being transferred to Buyer at such Closing, (iv) if not previously entered into and if applicable, the Master Operating Agreement to cover any Sites designated at that time by Seller as Operated Sites pursuant to
Section 3.2(b)(iv), and (v) if applicable, one or more subleases covering any Sites designated at that time by Seller to be subleased pursuant to Section 3.2(b)(iii).

         Section 9.5.  Other Private Approvals and Governmental Approvals.  (a)
                       --------------------------------------------------
At or prior to the relevant Closing Date, Seller shall have cured in accordance with Article III each Exception with respect to each Site identified in Exhibit
                                                                        -------
N or O to be covered by such Closing. In the event that an Exception with
-    -
respect to a Site identified in Exhibit N or O to be covered by such Closing has
                                ------- -    -
not been cured in accordance with Article III, such Site shall not be transferred, and shall continue to be treated as a Restricted Site in accordance with Article III.

         (b) At the applicable Closing, all Private Approvals and Governmental Approvals (other than that relating to the HSR Act and those which are listed on
Section 3.1 of the Seller Disclosure Schedule as a "post-closing approval") necessary for Buyer to own a Site identified in Exhibit N or O to be transferred
                                                ---------    -
(or in the case of a Site identified in Exhibit N or O that is transferred in
                                        ---------    -
some other manner hereunder, necessary for such Site to be so transferred) shall have been obtained, (i) without the imposition, individually or in the aggregate, of any condition or requirement that has had or reasonably would be expected to have, individually or in the aggregate (taken together with any conditions or restrictions that would result in the failure to satisfy the conditions set forth in Sections 9.1, 9.3(b), 9.5(b)(ii) and 9.5(c) without giving effect to the Material Adverse Effect qualification in such Sections), a material adverse effect on Seller's ability to lease such Site from Buyer in accordance with the terms of either Master Lease Agreement, (ii) except for such Private Approvals and Governmental Approvals described in clause (i) the failure of which to obtain has not had and would not reasonably be expected to have, individually or in the aggregate (taken together with any conditions or restrictions that would result in the failure to satisfy the conditions set forth in Sections 9.1, 9.3(b), 9.5(b)(i) and 9.5(c) without giving effect to the Material Adverse Effect qualification in such Sections), a material adverse effect on Seller's ability to lease such Site from Buyer in accordance with the terms of either Master Lease Agreement. In the event that the condition set forth in this Section 9.5(b) is not satisfied prior to the applicable Closing with respect to a Site or specific Sites, such Site or Sites shall not be transferred at such Closing, and the transfer of such Site or Sites shall be deferred until the following Closing, or in the case of the Final Closing, such Site or Sites shall be excluded from the Portfolio, in which case, the Total Purchase Price shall be reduced by the Applicable Closing Price for each such excluded Site.

         (c) At the applicable Closing, all Private Approvals and Governmental Approvals required at such Closing with respect to a Site shall have been obtained without the imposition, individually or in the aggregate, of any cost, fee, penalty, condition or requirement that has cost or reasonably would be expected to cost, individually or in the aggregate for such Site, in excess of the Applicable Purchase Price for such Site, provided, however, that in the event that the condition set forth in this Section 9.5(c) is not satisfied prior to the applicable Closing with respect to a Site or particular Sites, the sole rights of Seller under this clause (c) shall be (i) to defer the transfer to Buyer of such Site or Sites until the following Closing, or in the case of the Final Closing, to exclude such Site or Sites from the Portfolio, in which case, the Total Purchase Price shall be reduced by the Applicable Purchase Price for each such excluded Site or (ii) if agreed to by both Buyer and Seller, to pay such cost, fee or penalty, accept such condition or requirement, and not defer such transfer beyond the Final Closing Date, in which case the amount paid shall be added to the "Consent Amount" or (iii) to waive this condition with respect to such site.

         Section 9.6.  Other Closing Documents.  Seller shall have received all
                       -----------------------
customary evidence of authority it may reasonably request relating to the existence of Buyer and the authority of Buyer to enter into and consummate this Agreement, the Collateral Agreements and the transactions contemplated hereby, all in form and substance reasonably satisfactory to Seller.

         Section 9.7.  Consent Amount.  At the Initial Closing, the Consent
                       --------------
Amount (for these purposes, assuming that Buyer agrees to the alternative set forth in Section 9.3(c)(ii) and 9.5(c)(ii) in each relevant instance) shall not exceed, and shall not reasonably be expected to exceed, $20 million.

         Section 9.8.  Restricted Sites.  At or prior to the Initial Closing,
                       ----------------
the sum of (x) the number of Excluded Sites and (y) the number of Restricted Sites with respect to which all related Exceptions have not been cured, shall not exceed 650 Sites.

                                   ARTICLE X

                    Survival; Indemnification; Termination
                    --------------------------------------

         Section 10.1.  Survival.  The representations and warranties of the
                        --------
parties shall survive until the first anniversary of the Initial Closing, except that (a) the representations and warranties set forth in Sections 4.1 and 5.1 shall survive until the expiration of the applicable statute of limitations, (b) the representations and warranties set forth in Section 4.6 shall survive until the third anniversary of the Initial Closing, and (c) the representations and warranties set forth in Article III, Sections 4.4 (a) through (f) and any other representations and warranties to the extent relating to title, the last sentence of Section 4.3 and the last sentence of Section 4.5 shall not survive the Initial Closing. The covenants and agreements of the parties applicable to Sites being transferred to Buyer at a Closing shall not survive such Closing, the covenants and agreements of the parties contemplated to be satisfied prior to the Initial Closing shall not survive the Initial Closing, and any covenants and agreements (including, without limitation, those set forth in Sections 10.2(a) and 10.2(b)) that expressly contemplate action to be taken after any such Closing, shall survive such Closings in accordance with their terms. The term "Indemnity Period" shall mean the applicable period with respect to which a
      ----------------
representation, warranty, covenant or agreement survives the Initial Closing as provided above in this Section 10.1. No action or proceeding may be asserted with respect to any representation, covenant, agreement or other obligation made in or with respect to this Agreement, unless a written assertion thereof, setting forth in reasonable detail the claimed breach or failure, as the case may be, shall have been delivered prior to the expiration of the applicable Indemnity Period.

         Section 10.2.  Indemnification.  Subject to the Indemnity Period and
                        ---------------
notice obligations set forth in Section 10.1 hereof and, in the case of paragraph (a), to Section 10.3 hereof: (a) Seller agrees that on and after the Initial Closing it shall indemnify and hold harmless Buyer and its Subsidiaries and its and their directors, officers, employees, agents and representatives (collectively, the "Buyer Indemnified Parties") from and against any and all
                    -------------------------
damages, claims, losses, expenses, costs, obligations and liabilities, including, without limiting the generality of the foregoing, liabilities for all reasonable attorneys', accountants' and experts' fees and expenses, including those incurred to enforce the terms of this Agreement (collectively, "Loss and
                                                                      --------
Expense"), suffered by any of the Buyer Indemnified Parties by reason of or
-------
arising of (i) any breach of representation or warranty made by Seller in
Article IV of this Agreement; provided, however, that for the purpose of this
                              --------  -------
clause (i) the representations and warranties of Seller contained in Section 4.6(a), (b), (d) and (e) that are qualified by knowledge shall not be deemed to be so qualified; and provided, further, that Seller shall have no
                     --------  -------
indemnification obligation to Buyer for breaches of any representations and warranties of which any of the individuals listed on Section 1 of the Buyer Disclosure Schedule had actual knowledge, and did not disclose to Seller, in each case prior to execution of this Agreement, (ii) any failure by Seller to perform or fulfill any of its covenants or agreements set forth in this Agreement, (iii) any breach by Seller or its Subsidiaries prior to the relevant Closing of any Lease/License, User Lease or Related Contract, (iv) any services provided by Seller or its Subsidiaries prior to the relevant Closing to tenants under User Leases, and (v) any Excluded Liability. Notwithstanding anything to the contrary in this Agreement, Seller shall not indemnify or hold harmless Buyer for, from or with respect to, or, otherwise be responsible for, any matter related to the state of title (or lack or insufficiency thereof) to any Site (including, without limitation, related to any option, right of first refusal, reversionary right or other Permitted Encumbrance), except to the extent arising from a breach by Seller of any of its covenants under this Agreement.

         (b) Buyer agrees that on and after the Initial Closing it will indemnify and hold harmless Seller and its Subsidiaries and its and their directors, officers, employees, agents and representatives (collectively, the "Seller Indemnified Parties") from and against all Loss and Expense suffered by
 --------------------------
any of the Seller Indemnified Parties by reason of or arising out of (i) any breach of representation or warranty made by Buyer in Article V of this Agreement, (ii) any failure by Buyer to perform or fulfill any of its covenants or agreements set forth in this Agreement, (iii) all Assumed Liabilities; provided, however, that Buyer shall not be required to indemnify Seller from and
--------  -------
against any Loss and Expense under this clause (iii) for which (after giving effect to the Basket and the Cap) Seller is required to indemnify Buyer under
Section 10.2(a) (but Buyer shall be required to indemnify Seller from and against all other Loss and Expense, regardless of whether Seller would have been required to indemnify Buyer against such Loss and Expense in the absence of the Basket, the Cap or the Indemnity Period), and (iv) the operation, ownership, use and/or occupancy of the Sites from and after the applicable Closing Date.

         Section 10.3.  Limitation of Liability.  Notwithstanding the provision
                        -----------------------
of  Section 10.2:

         (a) The Buyer Indemnified Parties shall be entitled to recover Loss and Expense pursuant to clauses (i) through (iv) of Section 10.2(a) (including in respect of a breach of the representations and warranties set forth in
Section 4.6) only in the event that the aggregate Loss
and Expense for all claims arising under such clauses (i) through (iv) of
Section 10.2(a) exceed, in the aggregate, the Basket, in which event the Buyer Indemnified Party shall be entitled to recover any Loss and Expense in excess of such Basket; provided, however, that (x) no claim in respect of a breach by
             --------  -------
Seller of a covenant or agreement set forth in this Agreement regarding the sharing or proration of expenses (including, without limitation, Transfer Taxes payable in connection with the transactions contemplated by this Agreement) shall be subject to the Basket, nor shall any such claim be considered in determining whether aggregate Loss and Expense exceed the Basket, and (y) no claim in respect of a breach by Seller of Section 6.17 shall be subject to the Basket or the Cap, nor shall any such claim be considered in determining whether aggregate Loss and Expense exceed the Basket or the Cap. In addition, notwithstanding anything to the contrary in this Agreement, Buyer shall have no rights to seek or recover any Loss or Expense pursuant to clauses (i) through
(iv) of Section 10.2(a) (including in respect of a breach of the representations and warranties set forth in Section 4.6) to the extent that the aggregate Loss and Expense for all such claims (plus any amounts applied against the Cap pursuant to Sections 3.2 and 6.12 hereof and in accordance with the terms of the Master Operating Agreement) exceed the Cap. With respect to any breach of the representations and warranties set forth in Section 4.6, the Buyer Indemnified Parties shall be entitled to recover only 50% of the Loss and Expense actually incurred by Buyer in respect of claims made by Buyer within the Indemnity Period applicable to Section 4.6 in accordance with Section 10.4. Seller's reimbursement obligation to Buyer pursuant to Section 6.14 shall not be subject to the Basket or the Cap, but shall be subject to the limitations set forth in
Section 6.14.

         (b) In case any event shall occur which would otherwise entitle any party to assert a claim for indemnification hereunder, no Loss and Expense shall be deemed to have been sustained by such party to the extent of any proceeds received by such party from any insurance policies with respect thereto.

         Section 10.4.  Notice of Claims.  If an indemnified party believes
                        ----------------
that it has suffered or incurred any Loss and Expense, it shall notify the indemnifying party promptly in writing, and in any event within the applicable Indemnity Period specified in Section 10.1, describing such Loss and Expense, all with reasonable particularity and containing a reference to the provisions of this Agreement in respect of which such Loss and Expense shall have occurred, and failure to make such notification within the applicable Indemnity Period shall act as a waiver of any indemnification obligation hereunder related to such claim. If any litigation of other proceeding is instituted by a third party with respect to which an indemnified party intends to claim any liability or expense as Loss and Expense under this Article X, such indemnified party shall promptly notify the indemnifying party of such litigation or other proceeding, but the delay or failure to so notify the indemnifying party shall not relieve such indemnifying party of its obligations under this Article X, except to the extent such delay or failure to notify prejudices such indemnifying party's ability to defend against such claim.

         Section 10.5.  Defense of Third Party Claims.  The indemnifying party
                        -----------------------------
shall have the right to conduct and control, through counsel of its own choosing, reasonably acceptable to the indemnified party, any third party litigation or other proceeding or other claim, but the indemnified party may, at its election, participate in the defense thereof at its sole cost and expense; provided, however, that if the indemnifying party shall fail to defend any such
--------  -------
litigation or other proceeding or other claim, then the indemnified party may defend, through counsel of its own choosing, such litigation or other proceeding or other claim, and (so long as it gives the indemnifying party at least thirty
(30) days' notice of the terms of the proposed settlement thereof and permits the indemnifying party to then undertake the defense thereof) settle such litigation or other proceeding or other claim, and to recover the amount of such settlement or of any judgment and the reasonable costs and expenses of such defense. The indemnifying party shall not compromise or settle any such litigation or other proceeding or other claim, without the prior written consent of the indemnified party, which consent shall not unreasonably be withheld, delayed or conditioned, if the terms and conditions of such compromise or settlement proposed by the indemnifying party and agreed to in writing by the claimant in such litigation or other proceeding or other claim, (a) include a full release of the indemnified party from the litigation or other proceeding or other claim which is the subject of the Settlement Proposal, and (b) do not include any term or condition which would restrict in any material manner the continued ownership or operations of the business of the indemnified party in substantially the manner then being owned or operated by the indemnified party (or any successor or assign). No matter whether an indemnifying party defends or prosecutes any third party litigation or other proceeding or other claim, the indemnified and indemnifying parties shall cooperate in the defense or prosecution thereof. Such cooperation shall include access during normal business hours afforded to the indemnifying party to records and information which are reasonably relevant to such third party litigation or other proceeding or other claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder, and the indemnifying party shall reimburse the indemnified party for all its reasonable out-of-pocket expenses in connection therewith.

         Section 10.6.  Exclusive Remedy.  Subject to Section 11.13, except
                        ----------------
(a) in the case of Taxes, which are governed by Article VII hereof, or (b) as otherwise provided in Section 11.11, the indemnification provided in this Article shall be the sole and exclusive remedy available after the Initial Closing to either party against the other party for any claim under this Agreement.

         Section 10.7.  Termination.  This Agreement may be terminated and the
                        -----------
transactions contemplated hereby may be abandoned at any time prior to the Initial Closing Date:

         (a)  by mutual written consent of Seller and Buyer;

         (b) by either Seller or Buyer, if the Initial Closing shall not have occurred on or prior to March 31, 2000 so long as the terminating party is not then in breach of any of its obligations hereunder, and did not cause the delay in closing; provided, however, that notwithstanding the foregoing, neither Buyer
            --------  -------
nor Seller shall have the right to terminate this Agreement pursuant to the provisions of this paragraph (b) prior to June 30, 2000 if the principal reason that the Initial Closing shall not have occurred on or prior to March 31, 2000 is the failure to be satisfied of the conditions set forth in Sections 8.2 and 9.2.

         (c) by Seller, provided that it is not then in breach of any of its obligations hereunder if Buyer (x) fails in any material respect to perform any covenant in this Agreement when performance thereof is due or (y) shall have breached in any material respect any of the representations or warranties contained in Article V of this Agreement and does not cure the failure or breach within the later of (I) 60 days after Seller delivers written notice thereof and
(II) March 31, 2000, or

         (d) by Buyer, provided that it is not then in breach of any of its obligations hereunder if Seller (x) fails in any material respect to perform any covenant in this Agreement when performance thereof is due or (y) shall have breached in any material respect any of the representations and warranties contained in Section 3.1 or Article IV of this Agreement and does not cure the failure or breach within the later of (I) 60 days after the Buyer delivers written notice thereof and (II) March 31, 2000.

         Section 10.8.  Post-Initial Closing Termination Rights.  In addition,
                        ---------------------------------------
either Party may, on or after the later of December 31, 2000 or the first anniversary of the Initial Closing (the "Final Termination Date"), terminate the
                                         ----------------------
obligation under Sections 2.5(b) or 2.7(b) of Buyer to purchase and Seller to sell any Site that has not been so purchased and sold hereunder at the time of such termination (except for any such obligation related to a Site that Seller has designated as an Operated Site) so long as the terminating party did not cause the delay in Closing with respect to such Site. Except as provided in this Section 10.8, this Agreement shall not be terminable after the Initial Closing. In the event of termination pursuant to this Section 10.8, the obligations set forth in this Section 10.8 shall terminate as provided herein, and each party shall be liable for its own breaches, if any, of its obligations under this Agreement prior to such termination.

         Section 10.9.  Effect of Termination.  In the event of the termination
                        ---------------------
of this Agreement pursuant to Section 10.7, this Agreement, except for the provisions of Sections 4.8 and 5.5, the last sentence of Section 6.1(a) and Sections 6.1(b), 6.5 and 6.6, shall forthwith become null and void and have no effect, without any liability on the part of any party or its directors, officers or stockholders, except as otherwise provided herein. In the event of the termination of this Agreement pursuant to Section 10.7(c) for any reason or pursuant to Section 10.7(b) for any reason as a result of a failure to satisfy the conditions set forth in Sections 8.2 and 9.2 or Sections 8.3 and 9.3, Seller shall be entitled to retain the Earnest Money, and Buyer shall promptly reimburse Seller for any costs incurred by Seller in obtaining title commitments and related breakage fees in excess of the Earnest Money. Seller shall in all events be entitled to pursue any and all rights and remedies therefor to which Seller may be entitled in equity, including, without limitation, specific performance of the agreements and covenants of Buyer contained herein. In the event of any other termination pursuant to Section 10.7, Seller shall promptly return the Earnest Money to Buyer. Buyer shall in all events be entitled to pursue any and all rights and remedies therefor to which Buyer may be entitled in equity, including, without limitation, specific performance of the agreements and covenants of Seller contained herein. Retention or return of the Earnest Money shall not be considered liquidated damages, and nothing in this Section 10.9 shall relieve any party to this Agreement of liability for breach of this Agreement.

         Section 10.10.  Applicability to Article VII.  Section 10.1 through
                         ----------------------------
Section 10.5 shall not apply to any matters relating to Taxes, which matters shall be governed exclusively by Article VII hereof.

                                  ARTICLE XI

                                 Miscellaneous
                                 -------------

         Section 11.1.  Counterparts.  This Agreement may be executed in one or
                        ------------
more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. In pleading or proving any provision of this Agreement, it shall not be necessary to produce more than one set of such counterparts.

         Section 11.2.  Governing Law.  This Agreement shall be governed by and
                        -------------
construed in accordance with the laws of the state of New York without reference to the choice of law principles thereof, except that the laws of the state where each Site is located shall apply to the recordation of deeds and other matters which pursuant to the laws of such state must be governed by the laws of such State without regard to the parties' choice of New York law hereunder.

         Section 11.3.  Entire Agreement.  This Agreement, together with the
                        ----------------
Confidentiality Agreement and the Collateral Agreements, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior written and oral agreements and understandings with respect to the subject matter hereof.

         Section 11.4.  Expenses.  Except as otherwise specifically set forth in
                        --------
this Agreement, whether the transactions contemplated hereby are or are not consummated, all legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses; provided, however, that unless and to
                                         --------  -------
the extent otherwise specifically set forth in this Agreement, Buyer shall pay all costs of its investigation of the Sites and all closing costs, including without limitation the costs and expenses connected with recording deeds and other closing or closing-related documents, any surveys, audits ordered or requested by Buyer, engineering studies ordered or requested by Buyer, Buyer's attorneys' fees and all similar closing or due diligence costs.

         Section 11.5.  Notices.  All notices and other communications which by
                        -------
any provision of this Agreement are required or permitted to be given shall be given in writing and shall be deemed to have been delivered (a) five (5) business days after being mailed by first-class mail, postage prepaid, (b) the next day when sent overnight by recognized courier service, (c) upon confirmation when sent by telex, telegram, telecopy or other form of rapid transmission, confirmed by mailing written confirmation at substantially the same time as such rapid transmission, or (d) upon delivery when personally delivered to the receiving party (which if other than an individual shall be an officer or other responsible party of the receiving party). All such notices and communications shall be mailed, sent or delivered as set forth below or to such other person(s), telex or facsimile number(s) or address(es) as the party to receive any such communication or notice may have designated by written notice to the other party.

     If to Seller:

          AT&T Corp.
          295 North Maple Avenue
          Basking Ridge, New Jersey  07920
          Attn:  Vice President  Law and Corporate Secretary
          Facsimile No.:  (908) 221-6618

          with copies (which shall not constitute notice to Seller) to:

          Wachtell, Lipton, Rosen & Katz
          51 West 52nd Street
          New York, New York  10019
          Attn:  David M. Silk, Esq.
          Facsimile No.:  (212) 403-2000

          and

          Troutman Sanders LLP
          600 Peachtree Street, N.E.
          Suite 5200
          Atlanta, Georgia  30308-2206
          Attn:  Rosemarie McConnell, Esq.
          Facsimile No.:  (404) 962-6628

     If to Buyer:

          American Tower Corporation
          116 Huntington Avenue
          Boston, Massachusetts  02116
          Attn:  Joseph L. Winn, Chief Financial Officer
          Facsimile No:  (617) 375-7575
          with a copy (which shall not constitute notice to Buyer) to:

          Sullivan & Worcester LLP
          One Post Office Square
          Boston, Massachusetts  02109
          Attn:  Norman A. Bikales, Esq.
          Facsimile No.:  (617) 338-2880

          Section 11.6.  Assignment; Successors and Assigns; Third-Party
                         -----------------------------------------------
Beneficiaries.  This Agreement shall not be assignable by either party without
-------------
the express prior written consent of the other party hereto and any such assignment shall be null and void, except that (i) each of the parties hereto may assign its rights and remedies (but none of its obligations) hereunder to one or more of its respective wholly owned Subsidiaries, and (ii) each of the parties hereto may assign its rights, remedies and obligations to any entity (including, without limitation, a trust) to the extent necessary to receive Governmental Approval of any Governmental Antitrust Authority in connection with the transactions contemplated hereby (provided that (w) prior to such assignment, such entity provides the non-assigning party copies of such entity's most recent audited financial statements and other information (financial or otherwise) reasonably requested by the non-assigning party, (x) if reasonably requested by the non-assigning party after a review of such financial information, the assigning party shall guarantee the obligations of such entity under this Agreement and, if applicable, each of the Collateral Documents, (y) with respect to the assignment of any Sites identified on Exhibit N, such entity
                                                          ---------
satisfies the assignment standards set forth in the Master AT&T Lease Agreement, and (z) such entity agrees to be bound by the terms and conditions of this Agreement as if a party hereto pursuant to an instrument in form and substance reasonably acceptable to the non-assigning party). This Agreement shall be binding upon and inure solely to the benefit of each party and its successors and assigns by operation of law, and nothing in this Agreement, express or implied, is intended to or shall confer upon any Person any right, benefit or remedy of any nature whatsoever under or by reason of this

Agreement, except (a) for Section 10.2 hereof which is intended to benefit and may be enforced by any of the Seller Indemnified Parties or the Buyer Indemnified Parties, and (b) as otherwise provided in this Section 11.6.

         Section 11.7.  Headings; Definitions.  The Section and Article headings
                        ---------------------
contained in this Agreement are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Agreement. All references to Sections or Articles contained herein shall mean Sections or Articles of this Agreement unless otherwise stated. All defined terms and phrases herein are equally applicable to both the singular and plural forms of such terms.

         Section 11.8.  Amendments and Waivers.  This Agreement may not be
                        ----------------------
modified or amended except by an instrument or instruments in writing signed by the party or parties against whom enforcement of any such modification or amendment is sought. Seller may waive compliance by Buyer or Buyer may waive compliance by Seller with any term or provision of this Agreement on the part of such party to be performed or complied with, but only by an instrument in writing. The waiver by any party hereto of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach. No delay on the part of either party at any time or times in the exercise of any right or remedy shall operate as a waiver thereof. Any consent may be given subject to satisfaction of conditions stated therein. The failure to insist upon the strict provisions of any covenant, term, condition or other provision of this Agreement or to exercise any right or remedy thereunder shall not constitute a waiver of any such covenant, term, condition or other provision thereof or default in connection therewith. The waiver of any covenant, term, condition or other provision thereof or default thereunder shall not affect or alter this Agreement in any other respect, and each and every covenant, term, condition or other provision of this Agreement shall, in such event, continue in full force and effect, except as so waived, and shall be operative with respect to any other then existing or subsequent default in connection therewith.

         Section 11.9.  Time of Essence.  Time is of the essence in this
                        ---------------
Agreement, and whenever a date or time is set forth in this Agreement, the same has entered into and formed a part of the consideration for this Agreement.

         Section 11.10.  Interpretation.  It is understood and agreed that the
                         --------------
specification of any dollar amount in the Sections to the Disclosure Schedules is not intended to imply that such amounts or higher or lower amounts, or the items so included or other items, are or are not material, and neither party shall use the fact of the setting of such amounts or the fact of the inclusion of any such item in the Sections to the Disclosure Schedules in any dispute or controversy between the parties as to whether any obligation, item or matter not described herein or included in a Section to the Disclosure Schedule is or is not material for purposes of this Agreement. Disclosure of any fact or item in any Schedule or Exhibit attached hereto referenced by a particular paragraph or
Section in this Agreement shall, should the existence of the fact or item or its contents be reasonably relevant to any other paragraph or Section of this Agreement, be deemed to be disclosed with respect to such other paragraph or Section of this Agreement, whether or not an explicit cross-reference appears, except that no item shall be deemed to be disclosed on Section 3.1 of the Seller Disclosure Schedule or with respect to Section 3.1 hereof unless it actually is listed on Section 3.1 of the Seller Disclosure Schedule. References herein to the "transfer," "sale" or "assignment" of a Site or similar references shall mean the transfer, sale or assignment of Seller's right, title and interest, if any, in the Site in question.

         Section 11.11.  Specific Performance.  Each party recognizes and agrees
                         --------------------
that in the event that (i) prior to the Initial Closing the other party should refuse to perform any of its obligations under this Agreement, or (ii) following the Initial Closing the other party should refuse to perform any of its obligations under Articles II, III, VI, VII or X hereof, the remedy at Law would be inadequate and agrees that for breach of such provisions, each party shall, in addition to such other remedies as may be available to it at Law or in equity, be entitled to injunctive relief and to enforce its rights by an action for specific performance to the extent permitted by applicable Law. Each party hereby waives any requirement for security or the posting of any bond or other surety in connection with any temporary or permanent award of injunctive, mandatory or other equitable relief. Subject to Sections 10.6, 11.13 and 11.14, nothing herein contained shall be construed as prohibiting any party from pursuing any other remedies available to it pursuant to the provisions of this Agreement or Applicable Law for such breach or threatened breach, including without limitation the recovery of damages. The arbitrator referred to in
Section 11.14 shall be empowered to enforce this Section 11.11.

         Section 11.12.  Mutual Drafting.  This Agreement is the result of the
                         ---------------
joint efforts of Buyer and Seller, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of the parties and there shall be no construction against any party based on any presumption of that party's involvement in the drafting thereof.

         Section 11.13.  Limitation of Liability.  Notwithstanding anything in
                         -----------------------
this Agreement or the Collateral Agreements to the contrary, neither party shall be liable to the other party for indirect, incidental, special or consequential damages, including, without limitation, diminution in value, loss of anticipated profits and punitive damages.

         Section 11.14.  Dispute Resolution.  The parties shall use and strictly
                         ------------------
adhere to the following dispute resolution processes, except as otherwise expressly provided in this Section 11.14, to resolve any and all disputes, controversies or claims (collectively, "Disputes"), regardless of the legal or
                                        --------
equitable theory on which such Dispute is based, arising out of or relating to this Agreement, including without limitation, its making, termination, its alleged breach and the subject matter of this Agreement (except for Disputes relating to Article III, which shall be resolved as set forth in Section 3.4, and Disputes relating to Taxes, which shall be resolved as set forth in Section 7.1(b)):
         (a)  Negotiation.  The parties shall first attempt to settle each
              -----------
Dispute through good faith negotiations. The aggrieved party shall initiate such negotiations by giving the other party(ies) written notice of the existence and nature of the Dispute. The other party(ies) shall in a writing to the aggrieved party acknowledge such notice of Dispute within ten (10) business days. Such acknowledgment may also set forth any Dispute that the acknowledging party desires to have resolved in accordance with this Section 11.14.

         (b)  Mediation.  Thereafter, if any Dispute is not resolved by the
              ---------
parties through negotiation within thirty (30) calendar days of the date of the notice of acknowledgment, either party may terminate informal negotiations with respect to that Dispute and request that the Dispute be submitted to non-binding mediation. Any mediation of a Dispute under this Section shall be conducted by the CPR Institute for Dispute Resolution ("CPR"), in accordance with the then current CPR "Model Mediation Procedures for Business Disputes" ("Model Procedures") and the procedures specified in this Section 11.14 to the extent that they conflict with, modify or add to such Model Procedures. Any demand for initiation of mediation of a Dispute must be in writing to both the other party(ies) involved and to the CPR and must set forth the nature of the

Dispute. Each party to the mediation shall bear its own expenses with respect to mediation and the parties shall share equally the fees and expenses of the CPR and the mediator. The failure by a party timely to pay its shares of the mediation fees and expenses of the CPR and the mediator shall be a bar to arbitration under paragraph (c) of this Section 11.14 of that party's Dispute(s). Any mediation under this Section shall be conducted within the State of New York at a site selected by the mediator that is reasonable convenient to the parties. Each party shall be represented in the mediation by representatives having final settlement authority with respect to the Dispute(s). All information and documents disclosed in mediation by any party shall remain private and confidential to the disclosing party and may not be disclosed by any other party outside the mediation, and shall not be discoverable or admissible in any other proceedings by virtue of their use in the mediation. No privilege or right with respect to any information or document disclosed in mediation shall be waived or lost by such disclosure.

         (c)  Arbitration. Any Dispute not finally revolved after negotiation
              -----------
and mediation in accordance with Section 11.14(a) and 11.14(b) shall, upon the written demand of any involved party delivered to other party(ies) and the CPR, be finally resolved exclusively through binding arbitration in accordance with the then current CPR "Non-Administered Arbitration Rules" ("Arbitration Rules")
                                                            ------------------
except to the extent the procedures specified in this Section conflict with, modify or add to such Arbitration Rules, in which case, the procedures specified in this Section shall control. Any additional Dispute not finally resolved after negotiation and mediation pursuant to this Section may also be made a part of the arbitration by a party other than the party who initiates the arbitration, provided that the written notice of demand for arbitration of that additional Dispute is received by the CPR before selection of an arbitrator of the CPR. Any demand for arbitration of a Dispute received by the CPR after the selection of the arbitrator must be resolved through a separate arbitration proceeding in accordance with this Section. Each party shall bear its own expenses with respect to arbitration and the parties shall share equally the fees and expenses of the CPR and the arbitrator. Unless otherwise mutually agreed by the parties in writing, the arbitration shall be conducted by one (1) neutral arbitrator. The arbitration shall be conducted in the State of New York at a site selected by the arbitrator that is reasonably convenient to the parties. The arbitrator shall be bound by and strictly enforce the terms of the Agreement and may not limit, extend, or otherwise modify the terms of this Agreement. The arbitrator shall make a good faith effort to apply applicable law, but an arbitration decision and award shall not be subject to review because of errors of law. The arbitrator shall have the sole authority to resolve issues of the arbitrability of any Dispute, including the applicability or running of any statute of limitations. The arbitrator shall not have power to award damages in connection with any Dispute in excess of actual compensatory damages or to award punitive damages or any other damages excluded under Section 11.13 of this Agreement, and each party irrevocably waives any claim thereto. The arbitrator shall have the power (i) to order reasonable pre-hearing exchange by the parties of documents strictly limited to those relevant to the specific disputes at issue, (ii) to order the taking of up to three depositions per side, and (iii) to issue subpoenas to accomplish the foregoing. The arbitrator may likewise compel the attendance of witnesses and the production of documents at the hearing. The arbitrator's decision, which shall not exceed five pages with respect to any one Dispute, shall be made and delivered to the parties within six months following his or her selection by the CPR.

         (d)  Interpretation and Enforcement. Except as otherwise provided in
              ------------------------------
this Agreement, this Section shall be interpreted, governed by and enforced in accordance with the

United States Arbitration Act, 9 U.S.C. Section 1-14 (the "Federal Arbitration
                                                           -------------------
Act" or "FAA"). The laws of the State of New York, except those pertaining to
---      ---
choice of law, arbitration of disputes and those pertaining to the time limits for bringing an action that conflict with the terms of the Dispute Resolution provision, shall govern all other substantive matters pertaining to the interpretation and enforcement of the other terms of this Agreement with respect to any Dispute. Any party to a Dispute, which is the subject of a notice initiating the Dispute resolution procedures under this Section, may seek a temporary injunction in any state or federal court of competent jurisdiction to the limited extent necessary to preserve the status quo during the pendency of final resolution of a Dispute in accordance with this Section. If court proceedings to stay litigation of a Dispute or compel arbitration of a Dispute are necessary, the party who unsuccessfully opposes such proceedings shall pay all associated costs, expenses, and attorneys' fees that the other party reasonably incurs in connection with such court proceedings. An order to pay such costs, expenses and attorney fees shall be made part of any decision and award of the arbitrator of the Dispute. An arbitrator appointed pursuant to
Section 11.14(c) to resolve a Dispute may also issue such injunction orders and shall have the power to modify or dissolve the injunctive order of any court to the extent it pertains to the Dispute which the arbitrator has been selected to resolve. The parties, their representatives, other participants, and the mediator and arbitrator shall hold the existence, content and result of the mediation and arbitration of a Dispute in confidence except the limited extent necessary to enforce a final settlement agreement or to obtain and secure enforcement of or a judgment on an arbitration decision and award.

         (e)  Statutes of Limitations. The statute(s) of limitation applicable
              -----------------------
to any Dispute shall be tolled upon initiation applicable to any Dispute resolution procedures under this Section and shall remain tolled until the Dispute is resolved by mediation or arbitration under this Section. Tolling shall cease if the aggrieved party with a Dispute does not initiate mediation within sixty (60) calendar days after good faith negotiations are terminated by any party and, after mediation of a Dispute, if the aggrieved party with a Dispute does not initiate a demand for arbitration with sixty (60) calendar days after mediation is terminated. However, any Dispute is forever barred that has not expressly been made the subject of the written notice required under Section 11.14(a) within 365 days after the date the party asserting the Dispute first knows or should have known of the existence of the acts or omissions that give rise to such Dispute.

          IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the parties as of the day first above written.

                              AT&T CORP.



                              By:___________________________________
                                 Name:
                                 Title:

                              AMERICAN TOWER CORPORATION



                              By:___________________________________
                                 Name:
                                 Title: